UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Origin Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT AND NOTICE OF

___ ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

500 South Service Road East, Ruston, Louisiana 71270

March 15, 2022

DEAR ORIGIN BANCORP, INC. STOCKHOLDERS,

You are cordially invited to attend the Annual Meeting of Stockholders of Origin Bancorp, Inc., a Louisiana corporation (the "Company") to be held virtually on April 27, 2022. The Annual Meeting will begin promptly at 12:00 p.m., Central Time.

On or about March 15, 2022, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record at the close of business on March 8, 2022, containing instructions on how to access our Proxy Statement and how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials. You are urged to vote by proxy via the Internet, telephone or by mail pursuant to the instructions in the Proxy Statement.

We have adopted rules promulgated by the Securities and Exchange Commission (“SEC”) that allow companies to furnish proxy materials to their stockholders over the Internet. The Proxy Statement contains information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. Of course, if you decide to virtually attend the Annual Meeting, you will have the opportunity to revoke your proxy and vote your shares electronically at the Annual Meeting.

We appreciate your continued support of the Company.

iii

Notice of Annual Meeting of Stockholders	Date: April 27, 2022	Time: 12:00 p.m., Central Time	Format: Virtual Record Date: Close of business on March 8, 2022

VOTING ITEMS

1.	Elect 13 directors, to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified;

2.	Approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) for 2021 (the “Say-On-Pay Proposal”);

3.	Ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Due to the unprecedented public health impact of the coronavirus pandemic (“COVID-19”) and to mitigate risks to the health and safety of our communities, stockholders, employees and other stakeholders, we will hold our Annual Meeting of Stockholders in a virtual only format, which will be conducted via live webcast. Stockholders will have an equal opportunity to participate at the annual meeting online regardless of their geographic location.

In order to attend the virtual meeting, you must register in advance at register.proxypush.com/obnk prior to the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting on Wednesday, April 27, 2022, at 12:00 p.m., Central Time. You will have the ability to submit questions. Please be sure to follow the instructions found on your Proxy Card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email.

Our Board of Directors (“Board”) has fixed the close of business on March 8, 2022, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our principal office during ordinary business hours beginning two business days after the Notice of Internet Availability of Proxy Materials is mailed through the completion of the Annual Meeting, including any adjournment or postponement thereof. The mailing address for our principal office is 500 South Service Road East, Ruston, Louisiana 71270.

iv	2022 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be held virtually on April 27, 2022. This proxy statement and our annual report to stockholders are available at www.obnkannualmeeting.com.

By Order of the Board of Directors

Drake Mills
Chairman of the Board, President and Chief Executive Officer

Ruston, Louisiana
March 15, 2022

2022 Proxy Statement	v

TABLE OF CONTENTS

iii	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

1	PROXY STATEMENT

2	ABOUT THE ANNUAL MEETING

10	PROPOSAL 1: ELECTION OF DIRECTORS

	10	Director Nominees
	11	Director Nominee Qualifications and Experience
	17	Board Diversity
	18	2021 Named Executive Officers

20	CORPORATE GOVERNANCE

	20	Board Leadership Structure
	21	Director Independence
	22	Director Education and Self-Assessment
	22	Board Meetings and Committees
	31	Human Capital Management
	33	Stockholder Nominees and Proposals for 2023 Annual Meeting
	35	Certain Relationships and Related Transactions
	37	Director Compensation

40	COMPENSATION DISCUSSION AND ANALYSIS

	40	Overview
	40	Business and Financial Highlights
	43	Key Compensation Committee Actions in 2021
	44	Executive Compensation Philosophy
	44	Compensation Best Practice
	45	Say-On-Pay and Stockholder Outreach
	45	Role of Compensation Committee, Compensation Consultant and Chief Executive Officer
	46	Competitive Benchmarking and Compensation Peer Group

	47	Discussion of Executive Compensation Components
	54	Other Compensation Policies and Information
	54	Risk Assessment
	55	Clawbacks for Any Restatement; Executive Compensation Recovery Policy
	55	Trading Restrictions regarding Hedging or Pledging of Common Stock
	56	Report of Compensation Committee
	57	Executive Compensation Tables
	58	Outstanding Equity Awards at Fiscal Year-End
	59	Option Exercises and Stock Vested
	59	2012 Stock Incentive Plan
	60	Supplemental Executive Retirement Plan and Executive Supplemental Income Agreement
	62	Life Insurance Plans
	63	Employment Arrangements, Change in Control Agreements, and Potential Payments Upon Termination or Change In Control
	71	Chief Executive Officer Pay Ratio

72	PROPOSAL 2: ADVISORY VOTE ON SAY-ON-PAY PROPOSAL

74	PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

75	OTHER INFORMATION

	75	Stock Ownership of Principal Stockholders, Directors and Management

76	DELINQUENT SECTION 16(A) REPORTS

77	ANNUAL REPORT ON FORM 10-K

78	HOUSEHOLDING OF PROXY MATERIALS

vi	2022 Proxy Statement

PROXY STATEMENT

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please read this proxy statement, the voting instructions in the Notice of Internet Availability of Proxy Materials and vote. You may vote by proxy over the Internet, via telephone or, if you requested a paper proxy card in the mail, by completing, signing, dating and mailing the completed proxy card to us. You may also vote electronically at the Annual Meeting. The instructions in the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services. You may revoke your proxy in the manner described in this proxy statement at any time before it is exercised. See "Voting Information and Questions You May Have — May I Change My Vote After I Have Submitted a Proxy?" for more information on how to vote your shares or revoke your proxy.

PROXY STATEMENT FOR

2022 Annual Meeting of Stockholders

to be held virtually on April 27, 2022

Unless the context otherwise requires, references in this proxy statement to "we," "us," "our," "our company," "the Company" or "Origin" refer to Origin Bancorp, Inc., a Louisiana corporation, and its consolidated subsidiaries. All references to "Origin Bank" or "the Bank" refer to Origin Bank, our wholly-owned bank subsidiary. In addition, unless the context otherwise requires, references to "stockholders" are to the holders of our common stock, par value $5.00 per share.

This proxy statement is being furnished in connection with the solicitation of proxies by our Board for use at the Annual Meeting of the Stockholders to be held virtually on Wednesday, April 27, 2022, at 12:00 p.m., Central Time, and any adjournments or postponements thereof for the purposes set forth in this proxy statement and the related notice of the Annual Meeting. The mailing address of the Company's principal executive office is 500 South Service Road East, Ruston, Louisiana 71270.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be Held Virtually on April 27, 2022

Pursuant to rules promulgated by the SEC we have elected to provide access to our proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2021, over the Internet. Accordingly, we are providing our stockholders with a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of our proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We believe this electronic distribution process expedites stockholders' receipt of proxy materials and reduces the environmental impact and cost of printing and distributing our proxy materials. We mailed the Notice on or about March 15, 2022, to all stockholders of record entitled to vote at the Annual Meeting at the close of business on March 8, 2022. You should read our entire proxy statement carefully before voting.

2022 Proxy Statement	1

ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

VOTING INFORMATION AND QUESTIONS YOU MAY HAVE

The information provided in the "question and answer" format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What is the Purpose of the Annual Meeting?

Matters to be Considered and Vote Recommendation

We are asking stockholders to vote on the following matters at the Annual Meeting:

Matters for Stockholder Consideration	Our Board’s Recommendation

Proposal 1: Election of Directors (page 10)

To elect 13 directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified. Our Board believes that the 13 director nominees possess the necessary qualifications to provide effective oversight of the Company's business and quality counsel to our management.

FOR each Director Nominee

Proposal 2: Advisory Vote on the Say-On-Pay Proposal (page 72)

We are seeking a non-binding advisory vote from our stockholders to approve the compensation paid to our NEOs in 2021, as described in the Compensation Discussion and Analysis section and the executive compensation tables that follow, beginning on page 40 of this proxy statement. Our Board values our stockholders' opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

FOR

Proposal 3: Ratification of Independent Registered Public Accounting Firm (page 74)

The Audit Committee and the Board believe that the continued retention of BKD, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022, is in the best interests of the Company and its stockholders. As a matter of good corporate governance, our stockholders are being asked to ratify the selection of BKD, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.

FOR

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

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ABOUT THE ANNUAL MEETING

When and Where Will the Annual Meeting Be Held?

The Annual Meeting is scheduled to take place virtually at 12:00 p.m., Central Time, on Wednesday, April 27, 2022.

How Can I Attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company (i.e., a stockholder of record) as of the close of business on the Record Date, March 8, 2022, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

To register for the virtual meeting, please follow the instructions below:

•	Visit register.proxypush.com/obnk on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer, Edge or Firefox to access the website. Please ensure your browser is compatible.

•	As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner of the proxy card or notice.

After registering, you will receive a confirmation email. Approximately one hour prior to the start of the Annual Meeting an email will be sent to the email address you provided during registration with a unique link to the virtual Annual Meeting.

You may vote or submit questions during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Additionally, you may call the number listed in your confirmation email for further assistance. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described below under, “How do I Vote?”.

Who Are the Nominees for Directors?

Please see Director Nominees section under Proposal 1: Election of Directors in this document for further information.

Who is Entitled to Vote?

Holders of record of our common stock as of the close of business on the Record Date, March 8, 2022, may vote at the Annual Meeting. As of the Record Date, we had 23,748,748 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held by such stockholder on the Record Date. We do not have cumulative voting rights for the election of directors.

2022 Proxy Statement	3

ABOUT THE ANNUAL MEETING

What Constitutes a Quorum for the Annual Meeting?

The holders of at least a majority of the outstanding shares of common stock entitled to vote on the Record Date must be represented at the Annual Meeting, virtually or by proxy, in order to constitute a quorum for the transaction of business.

What is the Difference Between a Stockholder of Record and a “Street Name” Holder?

If your shares are registered directly in your name with EQ Shareowner Services, the Company's stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice and, if requested, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being sent directly to you by EQ Shareowner Services at the Company's request.

If your shares are held in a brokerage account or by a bank, broker or other nominee, the nominee is considered the stockholder of record of those shares. You are considered the beneficial owner of these shares, and your shares are held in "street name." The Notice and, if applicable, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee on how to vote your shares.

How do I Vote?

You may vote your shares of common stock either electronically at the Annual Meeting or by proxy. The process for voting your shares depends on how your shares are held, as described below.

Shares Registered in Your Name

In order to vote electronically at the Annual Meeting, stockholders of record must first register for the Annual Meeting as indicated above under "How Can I Attend the Annual Meeting?" and as shown in the instructions on how to register for the virtual Annual Meeting on your proxy card. Stockholders of record then can attend and participate in the Annual Meeting online, vote shares electronically and submit questions prior to and during the meeting on Wednesday, April 27, 2022, at 12:00 p.m., Central Time. If you are a stockholder of record and want to vote your shares by proxy, you have three ways to vote:

•	Via the Internet: You may vote your proxy over the Internet by visiting the website www.proxypush.com/obnk. Have the Notice or, if applicable, the proxy card that may have been provided to you in hand when you access the website and follow the instructions for Internet voting on that website.

•	Via Telephone: To vote over the telephone, dial toll-free 1-866-883-3382 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice.

•	Via Mail: If you request a paper copy of the proxy materials by mail, you may vote by indicating on the proxy card(s) applicable to your common stock how you want to vote and signing, dating and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting.

4	2022 Proxy Statement

ABOUT THE ANNUAL MEETING

Please refer to the specific instructions set forth in your Notice or proxy card for additional information on how to vote. Voting your shares by proxy will enable your shares of common stock to be represented and voted at the Annual Meeting if you do not attend the Annual Meeting and vote your shares electronically using the online portal.

You will also be able to vote electronically during the Annual Meeting. If voting via mail, the Company must receive your proxy via mail no later than April 26, 2022, to be counted at the Annual Meeting. If voting shares of common stock held in our 401(k), you must vote via Internet or telephone by no later than 11:59 p.m., Central Time, on April 24, 2022. If voting shares of common stock held in our Employee 401(k) via mail, the Company must receive your proxy via mail no later than April 24, 2022, to be counted at the Annual Meeting.

Shares Registered in the Name of a Broker or Bank

If your shares of common stock are held in "street name," your ability to vote depends on your bank, broker or other nominee's voting process. Your bank, broker or other nominee should provide you with voting instructions and materials to vote your shares. By following those voting instructions, you may direct your nominee on how to vote your shares. Without instructions from you, your bank, broker or other nominee will be permitted to exercise its own voting discretion with respect to the ratification of the appointment of BKD, LLP (Proposal 3), but will not be permitted to exercise voting discretion with respect to any of the other proposals being voted on at the Annual Meeting.

To vote the shares that you hold in "street name" electronically at the Annual Meeting, since your bank, broker or other nominee is the stockholder of record, you must first obtain a legal proxy from your bank, broker, or other nominee (i) confirming that you were the beneficial owner of those shares as of the close of business on the Record Date, (ii) stating the number of shares of common stock of which you were the beneficial owner that were held for your benefit on the Record Date by that broker, bank or other nominee and (iii) appointing you as the stockholder of record's proxy to vote the shares covered by that proxy at the Annual Meeting. The proxy must be submitted to EQSSProxyTabulation@equinit.com, via email, either in advance of the meeting or during the meeting. If you fail to email a nominee-issued proxy to EQSSProxyTabulation@equinit.com, you will not be able to vote your nominee-held shares electronically at the Annual Meeting.

What is a Broker Non-Vote?

A broker non-vote occurs when a bank, broker, or other nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because such nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to any other proposal.

2022 Proxy Statement	5

ABOUT THE ANNUAL MEETING

May I Change My Vote After I Have Submitted a Proxy?

Yes. Regardless of the method used to cast a vote, if you are a stockholder of record, you may change your vote or revoke your proxy by:

•	Casting a new vote over the Internet by visiting the website www.proxypush.com/obnk and following the instructions online or in your Notice or the proxy card that may have been provided to you before the Internet voting deadline;

•	Casting a new vote by telephone by calling 1-866-883-3382 using a touch-tone phone and following the recorded instructions before the telephone voting deadline;

•	Completing, signing and returning a new proxy card with a later date than your original proxy card, if applicable, no later than the deadline, and any earlier proxy will be revoked automatically; or

•	Attending the Annual Meeting online and voting electronically, which would revoke any earlier proxy. However, attending the Annual Meeting online will not automatically revoke your proxy unless you vote again electronically at the Annual Meeting using the online portal.

You will also be able to vote electronically during the Annual Meeting. If voting via mail, the Company must receive your proxy via mail no later than April 26, 2022, to be counted at the Annual Meeting. If voting shares of common stock held in our Employee 401(k), you must vote via Internet or telephone by no later than 11:59 p.m., Central Time, on April 24, 2022. If voting shares of common stock held in our Employee 401(k) via mail, the Company must receive your proxy via mail no later than April 24, 2022, to be counted at the Annual Meeting.

If your shares are held in "street name" and you desire to change any voting instructions you have previously given to the stockholder of record of the shares of which you are the beneficial owner, you should contact the bank, broker, or other nominee holding your shares in "street name" in order to direct a change in the manner your shares will be voted.

How Will My Shares Be Voted if I Return a Signed and Dated Proxy Card, but Do Not Specify How My Shares Will Be Voted?

If you are a stockholder of record who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1	FOR the election of all of the nominees for director;
Proposal 2	FOR, on an advisory basis, the Say-On-Pay Proposal;
Proposal 3	FOR the ratification of the appointment of BKD, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

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ABOUT THE ANNUAL MEETING

If you are a "street name" holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares on any of the proposals except to vote on the ratification of the appointment of BKD, LLP for the fiscal year ending December 31, 2022 (Proposal 3).

What Are My Choices When Voting?

With respect to all proposals you may vote “For” or “Against” or you may “Abstain” from voting.

What Percentage of the Vote is Required to Approve Each Proposal?

The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required for (i) the election of the director nominees (Proposal 1), (ii) the approval, on a non-binding basis, of our Say-On-Pay Proposal (Proposal 2), and (iii) the ratification of BKD, LLP's appointment as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3). A majority of the votes cast shall mean that the number of shares that voted "For" the election of a director or a proposal, as applicable, exceeds the number of shares voted "Against" that director or proposal, as applicable, and abstentions and broker non-votes shall not be counted as votes cast either "For" or "Against" the election of any director or any proposal.

How Are Broker Non-Votes and Abstentions Treated?

Broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or an abstention with respect to (i) the election of the director nominees (Proposal 1), (ii) the approval, on a non-binding basis, of our Say-On-Pay Proposal (Proposal 2), and (iii) the ratification of BKD, LLP's appointment as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3), will not be counted as a vote cast either "For" or "Against" such proposals.

Are There Any Other Matters to Be Acted Upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the Annual Meeting. If other matters requiring a vote of our stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where Can I Find Voting Results?

We will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

2022 Proxy Statement	7

ABOUT THE ANNUAL MEETING

What Are the Solicitation Expenses and Who Pays the Cost of this Proxy Solicitation?

Our Board is asking for your proxy, and we will pay all of the costs of soliciting proxies from our stockholders. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or through other means of communication, such as electronic mail, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials to beneficial owners of the Company's common stock.

How Can I Communicate with the Board?

Our Board welcomes suggestions and comments from stockholders and has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with our Board may do so by sending written communications addressed to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Corporate Secretary, or via e-mail at corpsecretary@origin.bank. Stockholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of our Board if not specified. All communications (other than commercial communications soliciting the sale of goods or services to, or employment with, the Company or directors of the Company) will be directed to the appropriate committee, the Chairman of the Board, the Lead Independent Director, or to any individual director specified in the communication, as applicable. In addition, all stockholders are encouraged to attend the Annual Meeting where senior management and representatives from our independent registered public accounting firm, as well as members of our Board, will be available to answer questions.

Why did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of Printed Proxy Materials?

In accordance with rules promulgated by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to provide access to such materials to our stockholders over the Internet. Accordingly, on or about March 15, 2022, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record on the Record Date entitled to vote at the Annual Meeting. Stockholders will have the ability to access our proxy materials on the website referred to in the Notice. The Notice also contains instructions on how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We encourage you to take advantage of the availability of the proxy materials over the Internet to help reduce the environmental impact and cost of printing and distributing our proxy materials.

How Can I Get Electronic Access to the Proxy Materials?

The Notice provides you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting over the Internet;

•	Vote your shares after you have viewed our proxy materials (including any control/identification numbers that you need to access your form of proxy);

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ABOUT THE ANNUAL MEETING

•	Obtain directions to attend the virtual Annual Meeting and vote electronically online;

•	Request a printed copy or e-mail copy with links to the proxy materials, including the date by which the request should be made to facilitate timely delivery; and

•	Instruct us to send our future proxy materials to you by mail or electronically by e-mail.

Will I Receive any Other Proxy Materials by Mail (Besides the Notice)?

If you request paper copies of our proxy materials by following the instructions in the Notice, we will send you our proxy materials, including a proxy card, in the mail.

What Should I Do if I Receive More Than One Set of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of the Notice or other proxy materials, including multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive separate voting instructions for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you may receive a proxy card for shares held in your name and voting instructions for shares held in "street name." To ensure that all of your shares are voted, we encourage you to respond to each set of voting materials that you receive.

2022 Proxy Statement	9

PROPOSAL 1. ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal Snapshot

What am I voting on?

Stockholders are being asked to elect 13 director nominees for a term as outlined below. This section includes information about the Board and each director nominee.

Voting recommendation:

FOR the election of each director nominee. We believe the combination of the various qualifications, skills and experiences of each of the director nominees will contribute to an effective and well-functioning Board. The director nominees possess the necessary qualifications to provide effective oversight of our business and quality advice and counsel to our management.

Director Nominees

Based on the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board, which currently consists of 12 directors, has nominated each of the 12 incumbent directors, along with a new director nominee, Daniel Chu, to serve as directors for a one-year term.

We seek directors with strong reputations and experience in areas relevant to the strategy, growth and operations of our businesses. Each of the nominees for director has experience that meets this objective. In their current and prior positions, each of the director nominees has gained experience in core management skills, such as strategic and financial planning, corporate governance, risk management, and leadership development. We also believe that each of the director nominees has other key attributes that are important to an effective Board, including: integrity and high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience, and thought; and the commitment to devote significant time and energy to service on our Board and its committees.

None of the director nominees were selected pursuant to any arrangement or understanding with any person. There are no family relationships among directors or executive officers of the Company. Each of the director nominees currently serving on the Board was elected by our stockholders at a previous annual meeting of stockholders.

Each director nominee has agreed to serve if elected, and we have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

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PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee Qualifications and Experience

The following table presents certain information with respect to the Board's nominees for director. All of the directors are elected on an annual basis. Additionally, all director nominees of the Company are also directors of the Bank, the Company's principal subsidiary (or, in the case of the new director nominee, will be a director of the Bank), for so long as they are directors of the Company. Mr. Chu was recommended to the Nominating and Corporate Governance Committee as a director nominee by the Company's Chief Executive Officer ("CEO"), Drake Mills.

Director Nominee	Background	Qualifications
Daniel Chu Independent Founder, CEO & Chairman of Tricolor Holdings Age(1): 58 New Director Nominee

With over twenty-five years’ experience in the auto finance industry, Daniel Chu brings an unprecedented track record in financial services targeting the underserved Hispanic consumer. Previously, he has distinguished himself as a successful serial entrepreneur, having founded six companies over the past thirty years. Prior to his current role, Chu founded two other firms in the auto financial services industry which became publicly traded. He has served in the capacity of CEO with seven different companies. Chu graduated from St. Mark’s School of Texas and following graduation from college, Chu coached basketball at the intercollegiate level for seven years.

•   B.S. in Electrical Engineering from Washington University

•   M.S.in Athletic Administration from the University of Miami

•   Mr. Chu’s entrepreneurial and management experience make him a valuable asset to our Board

James D’Agostino, Jr.*

Independent

Managing Director of Encore Interests LLC

Chairman of the Board of Directors of Houston Trust Company

Age(1): 75

Director Since 2013

Board Committees:

•   Audit Committee

•   Finance Committee (Chair)

•   Nominating and Corporate Governance

•   Risk Committee

Mr. D’Agostino, Jr. is the Lead Independent Director of the Company and Origin Bank. He has over 50 years of experience in numerous capacities in the banking and financial services industries. Mr. D’Agostino, Jr. founded Encore Bancshares, Inc. in 2000 and served as its Chairman of the Board and CEO from 2000 until the organization was sold in 2012. Currently, Mr. D’Agostino, Jr. is the Managing Director of Encore Interests LLC, which is focused on banking, investments and investment management. In 2013, Mr. D’Agostino, Jr. became Chairman of the Board of Houston Trust Company, a privately- owned trust company headquartered in Houston, Texas with approximately $7.2 billion of assets under management. Mr. D’Agostino, Jr. served on the Board of Directors of Basic Energy Services, Inc. between 2004 and 2016.

•   B.S. in Economics from Villanova University

•   J.D. from Seton Hall University School of Law, and has completed the Advanced Management Program at Harvard Business School

•   Mr. D’Agostino, Jr.’s extensive banking experience and his knowledge of the law and the financial services industry enables him to make valuable contributions to our Board

2022 Proxy Statement	11

PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications
James Davison, Jr. Director for Genesis Energy, L.P. (NYSE: GEL) Age(1): 55 Director Since 1999 Board Committees: • Finance Committee • Risk Committee (Chair)

Mr. Davison, Jr., has served as a director for Genesis Energy, L.P. (NYSE: GEL) since 2007, and currently serves on its Governance, Compensation and Business Development Committee. From 1996 until 2007, he served in executive leadership positions of several related entities acquired by, or oversaw substantial assets of which were acquired by, Genesis Energy, L.P.

•   B.S. from Louisiana Tech University

•   Mr. Davison, Jr.’s management experience in the energy and transportation industries and his work as a director of a publicly-traded enterprise enables him to make valuable contributions to our Board

A. La’Verne Edney Independent Litigation Partner at Butler Snow, LLP Age(1): 55 Director Since 2021 Board Committees: • Nominating and Corporate Governance • Risk Committee

Ms. Edney has been a litigation partner at the law firm Butler Snow LLP since 2018, where she practices within the Pharmaceutical, Medical Device and Healthcare Litigation Group. Ms. Edney is a Fellow of the American College of Trial Lawyers, the International Academy of Trial Lawyers and the International Society of Barristers. She is also a Fellow of the American Board of Trial Advocates and currently serves as Vice-President and has served on the faculties of that organization’s Masters in Trial program, where she has taught in Iowa, South Carolina, Kentucky, and Reno, Nevada. She has also been on the faculty of trial academies for the American Bar Association and American Board of Trial Advocates. She was recognized by Chambers USA in 2020-2021 and has been named as one of the Best Lawyers in America in the area of Mass Torts/Class Actions in each year since 2016. She received the Capital Area Bar Association’s Professionalism Award in 2021 and the Mississippi Women Lawyers Association’s Lifetime Achievement Award in 2019, and was chosen as Lawyer of the Year and Distinguished Alumni Lawyer by Mississippi College School of Law in 2018. Ms. Edney serves on numerous boards and committees including the Board of Trustees of Mississippi College; the Mississippi Bar Foundation board; the Magnolia Speech School board; the Baptist Hospital Board of Regents; and the Greater Jackson Chamber board. Additionally, she served as the President of the Mississippi Bar Foundation from 2019-2020.

•   B.S. from Alcorn State University

•   J.D. from Mississippi College School of Law

•   Ms. Edney’s litigation experience and immersion in the medical industry provides valuable knowledge and expertise to our Board

12	2022 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications
Meryl Farr Independent President and Owner of KRM Managing Co-Owner and CEO of Neighbors, LLC Age(1): 33 Director Since 2021 Board Committees: • Audit Committee • Finance Committee

Ms. Farr is the President and Owner of Kennedy Rice Mill, LLC (“KRM”) in Mer Rouge, Louisiana, and the Co-Owner and CEO of Neighbors, LLC in West Monroe, Louisiana. KRM is a state-of-the-art facility and is one of the few new rice mills built in the United States in the last quarter-century. Envisioning the need to bring sustainably grown and organic products into the retail rice market, Ms. Farr successfully engineered and implemented the packaging of organic and sustainably grown products for KRM’s KenChaux & 4Sisters brands.

Neighbors, LLC (“Neighbors”) is a leading manufacturer/producer of specialized cookie dough for fundraising, private label, and co-manufacturing partners. Nominated by the City of West Monroe’s Mayor, Neighbors was recently presented with Louisiana Economic Development’s “Lantern Award”, recognizing manufacturers in Northeast Louisiana. Neighbors makes significant contributions to the Ouachita Parish economy through capital improvements, expansion, job creation, and community involvement, recently receiving the “Thomas H. Scott” Large Business of the Year Award.

Ms. Farr serves on The Monroe Chamber of Commerce and, since 2019, has served on the USA Rice Board of Directors and the USA Rice Executive Committee.

Ms. Farr has been an Advisory Board Member for Origin Bank since 2012.

•   B.A. in International Affairs from the University of Georgia with a minor in Spanish

•   Ms. Farr’s innovative and entrepreneurial business approach, ownership, and leadership, as well as her community involvement, provides a valuable skill set to our Board

Richard Gallot, Jr. Independent President of Grambling State University Director for Cleco Corporation Age(1): 55 Director Since 2019 Board Committee: • Compensation Committee

Mr. Gallot, Jr. has served as President of Grambling State University since 2016, where he has led the University in its initiative to increase enrollment and alumni engagement. He is also an attorney in Ruston, Louisiana, where he is licensed to practice law. Prior to his role as President of Grambling State University, Mr. Gallot, Jr. served a term as a member of the Louisiana State Senate between 2012 and 2016. Prior to serving in the Louisiana State Senate, he served three terms in the Louisiana House of Representatives between 2000 and 2012.

Since 2016, Mr. Gallot, Jr. has also served on the Board of Directors of Cleco Corporation, an electric utility company headquartered in Pineville, Louisiana.

•   B.A. in History from Grambling State University

•   J.D. from Southern University Law School

•   Mr. Gallot, Jr.’s experience in professional and political leadership positions and his legal acumen enables him to be a valuable contributor to our Board

2022 Proxy Statement	13

PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications

Stacey Goff

Independent

Executive Vice President & General Counsel for Lumen Technologies, Inc.

(NYSE: LUMN)

Age(1): 56

Director Since 2020

Board Committees:

•   Compensation Committee

•   Nominating and Corporate Governance

Mr. Goff currently serves as Executive Vice President & General Counsel for Lumen Technologies, Inc. (NYSE: LUMN) (“Lumen”) where he is responsible for Lumen’s legal, corporate strategy, business development, mergers and acquisitions, internal and external communications and public policy functions. He has played a key role in negotiating and closing numerous acquisitions and dispositions that Lumen has completed during the past 20 years. Mr. Goff also directs the negotiation of Lumen’s complex agreements and large dispute resolutions with third parties and leads Lumen’s legal affairs.

•   B.A. in Business from Mississippi State University

•   J.D., magna cum laude from University of Mississippi

•   Mr. Goff’s experience in public company corporate governance and compensation, in addition to his legal expertise, enables him to provide great value to our Board

Michael Jones

Independent

Certified Public Accountant

Certified Fraud Examiner

Age(1): 66

Director Since 1991

Board Committees:

•   Audit Committee

•   Compensation Committee

•   Nominating and Corporate Governance (Chair)

Mr. Jones is a sole practitioner licensed Certified Public Accountant with an office in Ruston, Louisiana and is a Certified Fraud Examiner. He is a member of the American Institute of Certified Public Accountants, the Society of Louisiana Certified Public Accountants and the Association of Certified Fraud Examiners.

•   B.S. from Louisiana Tech University

•   Certified Public Accountant (licensed in Louisiana)

•   Mr. Jones’ ties within the local community, business experience and accounting knowledge qualify him to serve on our Board

Gary Luffey Independent Partner at the Green Clinic Age(1): 67 Director Since 2017 Board Committees: • Compensation Committee • Risk Committee

Dr. Luffey has been an eye surgeon for over 35 years, is a partner at the Green Clinic and is a member of the Green Clinic’s Financial Committee. Dr. Luffey has been a member of the Ruston-Lincoln Industrial Development Committee and served in a leadership role with the Ruston-Lincoln Chamber of Commerce. Additionally, he is a member of the National Association of Corporate Directors. Over the past 40 years, Dr. Luffey has been involved in the ownership and management of nursing homes, hospitals and medical supply companies. He was also a consultant with Alcon Laboratories, a subsidiary of Novartis, from 1996 to 2016.

•   B.S in Biology from University of Louisiana Monroe

•   M.D. from Louisiana State University-Shreveport

•   Ophthalmology Residency with Louisiana State University-Shreveport

•   Fellow American Board Ophthalmology

•   Dr. Luffey’s extensive experience with the healthcare industry and his community ties in our Louisiana markets are valuable to our Company and our Board

14	2022 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications

Farrell Malone

Independent

Certified Public Accountant

Audit Committee Financial Expert

Age(1): 69

Director Since 2013

Board Committees:

•   Audit Committee (Chair)

•   Finance Committee

•   Nominating and Corporate Governance Committee

•   Risk Committee

Mr. Malone is a licensed Certified Public Accountant and retired partner of KPMG LLP, where he served on its Board of Directors from 2005 to 2010, including as lead director from 2008 to 2010. Mr. Malone is an “Audit Committee Financial Expert,” as defined under applicable SEC rules. He currently serves as the Chair of our Audit Committee.

•   B.S. in Accounting from Louisiana State University

•   Mr. Malone brings to our Board extensive accounting, management, strategic planning, risk assessment and financial skills, which are important to the oversight of our financial reporting, enterprise and operational risk management operations

Drake Mills Chairman, President and Chief Executive Officer for Origin Bancorp Age(1): 61 Director Since 2012

Mr. Mills is our Chairman, President and CEO. Mr. Mills has over 36 years of banking experience and started out as a check file clerk with Origin Bank. Having worked his way up through the organization, Mr. Mills has served in various capacities, including in-house system night operator, branch manager, consumer loan officer, commercial lender and Chief Financial Officer. He became President and Chief Operations Officer in 1996 and was named CEO of Origin Bank in 2003. He has served our Company as President since 1998 and CEO since 2008, and as Chairman of our Board since 2012. Under his leadership as President and CEO, Origin Bank has experienced significant asset growth, primarily through organic growth. Mr. Mills served on the Community Depository Institutions Advisory Council to the Federal Reserve Bank of Dallas from 2011 to 2014. He represented the Federal Reserve Bank of Dallas on the Community Depository Institutions Advisory Council to the Federal Reserve System in Washington, D.C., and was appointed as the Council’s President for a one-year term in 2013. He is also a past Chairman of the Louisiana Bankers Association.

•   B.S. in Finance from Louisiana Tech University

•   Graduated from the Graduate School of Banking of the South in Baton Rouge, Louisiana, and the Graduate School of Banking of the South’s Professional Master of Banking Program in Austin, Texas

•   Mr. Mills oversees our executive management team as well as the development and execution of our strategic plan. His vision and leadership are instrumental in our growth and success

2022 Proxy Statement	15

PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications
Elizabeth Solender Independent President of Solender/Hall, Inc. Age(1): 70 Director Since 2016 Board Committees: • Compensation Committee (Chair) • Nominating and Corporate Governance Committee

Ms. Solender is the President of Solender/Hall, Inc., a commercial real estate and consulting company that specializes in assisting businesses and nonprofit organizations buy, sell, lease, manage and finance commercial real estate in the North Texas area. She is considered a national expert on nonprofit commercial real estate issues. Prior to her career in commercial real estate, she was the human resources manager for the Exploration Division of Sun Company. Her other board service includes The Real Estate Council Community Investors Board, Advisory Board Chair for Lost Oak Winery, and Meadows Museum Advisory Council. The Dallas Business Journal has named her one of the top 25 Women in Business in the Dallas/Fort Worth area and in 2019 Bisnow named her a Power Woman in commercial real estate. Ms. Solender is a past national president of Commercial Real Estate Women (“CREW”) Network and past chair of the National Association of Corporate Directors (“NACD”) North Texas Chapter.

•   B.A. in Communication from Emerson College

•   M.A. in Communication from Purdue University

•   Earned the NACD Governance Fellow status, which requires continuing education in corporate governance

•   Ms. Solender’s real estate acumen, human resources knowledge, nonprofit experience and extensive involvement in the North Texas community make her a valuable addition to our Board

Steven Taylor

Independent

President of Car Town of Monroe, Inc.

President and Operating Manager of West Monroe Land Development Co., Inc.,

Partner in Ride Time Auto Credit, LLC,

Partner in Twin City Investments, LLC,

Age(1): 68

Director Since 2016

Board Committees:

•   Compensation Committee

•   Finance Committee

Mr. Taylor has been President of Car Town of Monroe, Inc. (“Car Town”) since 1987 and oversees its day-to-day operations. Car Town is one of the largest independent automotive dealers in Louisiana and has been previously recognized as the State Quality Dealer of the Year and one of the top 10 in the nation by the National Independent Auto Dealers Association. Mr. Taylor has other business interests and has served as the President and Operating Manager of West Monroe Land Development Co., Inc., a corporation focused on real estate development, since 1983, as a Partner in Ride Time Auto Credit, LLC, an automobile finance company, since 2006, and as a Partner in Twin City Investments, LLC, a real estate investment company, since 2004. Mr. Taylor is also actively involved with the Boys & Girls Club of Northeast Louisiana. He is the past president of the Bayou DeSiard Country Club, serves on the St. Francis Hospital Foundation, and is a board member of the Monroe Downtown Economic Development District.

• Attended North East Louisiana University • Mr. Taylor’s business experience in various companies and unique viewpoints obtained in his successful enterprises make him a valued member of our Board

(1)	Ages as of March 7, 2022

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PROPOSAL 1. ELECTION OF DIRECTORS

Board Diversity

The Company and the Board believe the diversity reflected in the communities we serve must be represented in the composition of the Board itself and is integral and necessary to the effective and successful functioning of the Company’s operations. We believe the members of our Board are well- qualified and reflect the diversity within our marketplace including being representative of the age, gender, race, experience and expertise. The table below discloses the demographic mix of our Board as of December 31, 2021.

Board Diversity Matrix (As of December 31, 2021)
Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	9
Part II: Demographic Background
African American or Black	1	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	8
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Stockholder Approval

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of the 13 director nominees, provided that if the number of director nominees exceeds the number of directors to be elected at such a meeting, the directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote at such a meeting at which a quorum is present. The 13 director nominees will be elected if the number of shares that vote “For” the election of a director exceeds the number of shares voted “Against” that director, and abstentions and broker non-votes shall not be counted as votes cast either “For” or “Against” the election of any director. Stockholders shall not have cumulative voting in the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

2022 Proxy Statement	17

PROPOSAL 1. ELECTION OF DIRECTORS

2021 Named Executive Officers

The biographical information set forth below outlines the background and experience of the Company’s NEOs who do not also serve on the Company's Board.

NEO	Background	Qualifications
Stephen Brolly Senior Executive Officer and Chief Financial Officer Age(1): 59

Mr. Brolly has approximately 23 years of banking experience and, before joining us in January 2018, most recently served as Chief Financial Officer of Fidelity Southern Corporation and its wholly- owned subsidiary, Fidelity Bank, for approximately 10 years from 2006 to 2017. At Fidelity Southern, Mr. Brolly was responsible for equity and debt raising activities, strategic planning, budgeting and forecasting, and managing various financial, operational and strategic activities relating to acquisitions. Prior to his tenure at Fidelity Southern, he served as Senior Vice President and Controller of Sun Bancorp, Inc. and its wholly-owned subsidiary, Sun National Bank, for seven years, during which time he managed financial reporting and accounting operations, including Sarbanes-Oxley and internal control compliance frameworks. Mr. Brolly began his professional career in public accounting and spent 13 years at Deloitte & Touche.

• B.S. in Accounting from Drexel University • Licensed Certified Public Accountant (1988)
M. Lance Hall President and Chief Executive Officer of Origin Bank Age(1): 48

Mr. Hall was promoted to President and CEO of Origin Bank in January 2020 after previously being promoted to President of Origin Bank in July 2018. As President and CEO of the Bank, Mr. Hall oversees the Bank’s regional presidents, lending, information technology, retail banking, operations, marketing, strategic planning, brand teams and mortgage operations. Prior to his promotion to Origin Bank President, Mr. Hall served as Louisiana State President from March 2013 until July 2018. While serving as Louisiana State President, Mr. Hall also became Chief Strategy Officer in March 2016 and became Chief Operating Officer of the Bank in February 2017. Mr. Hall has served our organization for over 22 years through various roles of increasing responsibility. Prior to joining Origin Bank, Mr. Hall spent four years at Regions Bank as a Credit Analyst and Commercial Relationship Manager.

• B.S. in Managerial Finance from the University of Mississippi • Graduate of The Graduate School of Banking at Louisiana State University

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PROPOSAL 1. ELECTION OF DIRECTORS

NEO	Background	Qualifications
Jim Crotwell Senior Executive Officer and Chief Risk Officer Age(1): 63

Mr. Crotwell joined Origin Bank in 2012 and has held various positions of ever-increasing responsibility beginning with managing the middle market division in northeast Louisiana and continuing to his currently held position of Chief Risk Officer for the bank, a role he has held since December 2019. Mr. Crotwell began his professional career in public accounting and then transitioned to banking in 1983 when he began a 15-year career with Central Bank and its successor, First Commerce Corporation, serving in various roles including Manager of Credit Analysis, Commercial Lender, and Loan Review Manager. In 1998, he joined Hibernia Bank which was acquired by Capital One, ultimately managing Business Banking for North Louisiana and serving as Northeast Louisiana’s Market President. Over the years, Mr. Crotwell has held various positions at several community organizations including United Way of Northeast Louisiana serving as Board Chairman; Monroe Chamber of Commerce serving as Board Member and on Finance Committee, Ouachita Council on Aging serving as Board Member and Treasurer, Rays of Sonshine serving as Board Member and Treasurer, and Monroe Youth Baseball serving as a coach and League VP.

• B.S. in Accounting from the University of Louisiana at Monroe • Certified Public Accountant - Inactive
Preston Moore Senior Executive Officer and Chief Credit and Banking Officer Age(1): 61

Mr. Moore assumed the role of Chief Credit and Banking Officer in October 2019, and prior to this role, he served as our Houston Regional President. He has been with the bank since November 2012. Mr. Moore has performed various roles in the banking industry for more than 38 years, and he has a vast wealth of financial knowledge. Mr. Moore formerly served as a board member for the Harris County Improvement District No. 12, the President and Director for Encore Bancshares, Inc. Before he took on his role at Encore Bancshares, Mr. Moore served as the Executive Vice President and Manager of the Investment Division at Amegy Bank of Texas.

• B.A. in Political Science at Washington and Lee University • MBA in Finance at the University of Texas

(1)	Ages as of March 7, 2022

2022 Proxy Statement	19

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Board Leadership Structure

The Company has a policy that does not mandate the separation of the roles of CEO or President and the Chairman of the Board. Our Board believes it is in the best interest of the Company to instead make a determination regarding the separate roles of CEO, President and Chairman of the Board on a regular basis based on the position and direction of the Company and the membership composition of the Board. Our Board has determined that having our President and CEO, Mr. Mills, serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes best use of the CEO's extensive knowledge of our organization and the banking industry. Our Board views this arrangement as also providing an efficient nexus between our management and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.

Unless the Company has an independent non-executive Chairman of the Board, the Company's governance structure provides for a strong Lead Independent Director role. The Lead Independent Director must be independent under the Nasdaq rules and elected by the independent Board members. Our Board has elected James D'Agostino, Jr. to serve as the Lead Independent Director.

Our Board believes that it is able to have a thorough exchange of views or address any issues independent of the Chairman. Among other things, the Lead Independent Director is required to:

•	Preside at Board meetings when the Chairman of the Board is not present;

•	Establish the agenda for, and preside at, executive sessions of the non-management and independent directors;

•	Receive topic suggestions from other directors to be discussed at upcoming executive sessions and facilitate discussion on key issues outside of meetings;

•	Act as a liaison and facilitate communication between the Chairman of the Board and the independent directors (provided that each director shall also be afforded direct and complete access to the Chairman of the Board at any time as such director deems necessary or appropriate);

•	Facilitate teamwork and communication among the independent directors;

•	Approve information sent to the Board;

•	Approve meeting agendas for the Board, in consultation with the Chairman of the Board;

•	Coordinate the activities of non-management and independent directors, including the authority to call meetings of non-management and independent directors;

•	If requested by any stockholder, ensure that he or she is available for consultation and direct communication;

•	Communicate, as appropriate, with the Company’s regulators;

•	Regularly communicate with the Chairman of the Board on a variety of issues including business strategy and succession planning;

•	Maintain close contact with the Chairs of each standing committee of the Board, and serve as an ex-officio member of each committee where he or she is not a member;

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CORPORATE GOVERNANCE

•	Assist the committee Chairs in the establishment of committee agendas and schedules;

•	Provide input, as needed, into the assessment of the Board committees’ effectiveness, structure, organization and charters, and the evaluation of the need for changes; and

•	Coordinate the annual evaluation of the Board and committees’ self-evaluations and the evaluation of the Chairman of the Board and the CEO with the Nominating and Corporate Governance Committee.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent.

Our Board has undertaken a review of the independence of each director and director nominee in accordance with the SEC rules and Nasdaq listing standards. Based on this review, our Board has determined that 11 of our anticipated 13 directors, or Messrs. Chu, D’Agostino, Jr., Gallot, Jr., Goff, Jones, Luffey, Malone, and Taylor and Mses. Edney, Farr and Solender, are independent as that term is defined under the SEC rules and Nasdaq listing standards. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions described under the heading “Certain Relationships and Related Transactions” and below in “—Board Meetings and Committees—Compensation Committee—Compensation Committee Interlocks and Insider Participation.”

Governance Documents

We have a Code of Ethics and Business Conduct Policy ("Ethics Policy") in place that applies to all of our directors, officers and employees. The Ethics Policy sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including our principal executive officer, principal financial officer and principal accounting officer. Any amendments to the Ethics Policy, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.

We have also adopted Governance Principles that set forth the framework within which our Board, assisted by its committees, directs the affairs of our organization. The Governance Principles address, among other things, the composition and functions of our Board and its committees, director independence, compensation of directors and succession planning. The Corporate Governance Principles, our Ethics Policy, and information about other governance matters of interest to investors, are available through our website at www.origin.bank by clicking on Investor Relations—Governance—Governance Overview.

2022 Proxy Statement	21

CORPORATE GOVERNANCE

Director Education and Self-Assessment

Our Board believes that director education is important to enable it to most effectively perform its role of oversight of the management and affairs of the Company. Accordingly, it is our policy that new non-employee directors receive an orientation from appropriate executives regarding the Company's business and affairs at the time that the director joins our Board. In addition, within three months of election or appointment to our Board, each new non-employee director is invited to spend a day at corporate headquarters for a personal briefing by executive management on the Company's strategic plans, its financial statements, and its key policies and practices.

Directors are also provided with continuing education on subjects that would assist them in discharging their duties, including: regular programs on the Company's financial planning and analysis, compliance and corporate governance developments; business-specific learning opportunities through site visits and board meetings; and briefing sessions on topics that present special risks and opportunities to the Company. Additionally, the Company has a director education program to assist board members in further developing their skills and knowledge to better perform their duties, including presentations made via our board portal. Each director is asked to view the presentation and given an opportunity during Board meetings to ask questions. For example, in 2021, presentations on the economic implications of the COVID-19 pandemic, the Current Expected Credit Loss ("CECL") model, cybersecurity, Regulation FD training and updates, blockchain technology and artificial intelligence were reviewed and discussed. Additionally, courses covering topics such as the 2021 insurance outlook, compensation best practices, asset impairment and financial reporting, Environmental, Social & Governance ("ESG") topics, and corporate governance were completed by individual directors and Ms. Solender attended the Bank Director Conference on Compensation. Training was conducted by qualified employees regarding the Bank Secrecy Act and fair lending practices and risks, among other topics. In addition to presentations, our Board subscribes to bankdirector.com and Mr. D'Agostino, Dr. Luffey and Ms. Solender have access to the National Association of Corporate Directors ("NACD"). One of our directors, Ms. Solender, has earned NACD Governance Fellow status, which requires continuing education in corporate governance.

Board Meetings and Committees

Our Board met six times during the 2021 fiscal year (including regularly scheduled and special meetings)

During the 2021 fiscal year, each of the directors participated in 75% or more of the total number of meetings of the Board and the committees to which he or she was assigned (held during the period for which the relevant individual was a director)

	We expect all our directors will attend the upcoming Annual Meeting	All of our directors attended the 2021 annual meeting of stockholders	It is our policy to invite all directors and nominees for director to attend the Annual Meeting

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CORPORATE GOVERNANCE

The business of our Board is conducted through its meetings, as well as through meetings of its committees. Our Board has five standing committees: an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Corporate Governance Committee, and a Risk Committee, each of which has the composition and responsibilities described below. Members serve on our committees until their resignation or until otherwise determined by our Board. The standing committees report on their deliberations and actions at each full Board meeting. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. In the future, our Board may establish such additional committees as it deems appropriate, in accordance with applicable laws and regulations and the Company's Restated Articles of Incorporation (the "Charter") and Bylaws.

Risk Management and Oversight

Our Board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While the entire Board maintains the ultimate oversight responsibility for the risk management process, the Risk Committee was formed by our Board to assist in its oversight and the Board's other committees assist in oversight of risk in specific areas. In particular, the Audit Committee assists the Board in monitoring the effectiveness of the Company's identification and management of risk, including financial and other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk-taking by the Company. The Nominating and Corporate Governance Committee monitors the risks associated with the independence of our Board. The Finance Committee is responsible for, among other things, overseeing the administration and effectiveness of market and similar risks. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed.

Audit Committee

The current members of our Audit Committee are Messrs. Malone (Chair), D'Agostino, Jr., Jones and Ms. Farr. Our Board has evaluated the independence of the members of the Audit Committee and has determined that (i) each of the members is independent under the applicable rules of Nasdaq, (ii) each of the members satisfies the additional independence standards under the SEC rules for Audit Committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. The Board also reviewed whether any members of the Audit Committee meet the criteria to be considered a financial expert as defined by the SEC rules. Based on its review, the Board determined that Mr. Malone qualifies as an "Audit Committee Financial Expert," as defined under the applicable rules of the SEC, by reason of his prior job experience. The Audit Committee held eight meetings during the fiscal year ended December 31, 2021.

2022 Proxy Statement	23

CORPORATE GOVERNANCE

Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements, and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	Selecting, engaging and overseeing the Company’s independent registered public accounting firm, including preapproving all services and the fees and terms of engagement;

•	Overseeing the integrity of our financial statements, including the annual audit, the annual audited financial statements and financial information included in our periodic reports that will be filed with the SEC;

•	Overseeing our financial reporting internal controls;

•	Overseeing our internal audit function;

•	Overseeing our compliance with applicable laws and regulations;

•	Overseeing our risk management function related to financial reporting;

•	Overseeing our procedures for receipt, assessment and handling of complaints regarding accounting, internal accounting controls or auditing matters;

•	Overseeing concerns regarding questionable accounting and auditing, including submissions made by employees pursuant to the Ethics and Compliance Reporting (Whistleblower) Policy; and

•	Investigating matters pertaining to the adherence to the Ethics Policy or other standards of business conduct, as such are related to accounting, auditing, financial reporting or internal control functions.

Our Board has adopted a written charter for the Audit Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

Independent Registered Public Accounting Firm

The Audit Committee has appointed BKD, LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2022. BKD, LLP served as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021, and reported on the Company's consolidated financial statements for that year.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee must pre-approve engagements for audit and non-audit services to be rendered by the Company's independent registered public accounting firm and the fees and terms of each such engagement. Pre-approval may be given as part of the Audit Committee's approval of the scope of an engagement of the independent registered public accounting firm or on an individual, explicit, case- by-case basis before the independent registered public accounting firm is engaged to provide each service.

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Fees Paid to Independent Registered Public Accounting Firm

The following is a description of the fees earned by BKD, LLP for services rendered to the Company for the years ended December 31, 2021 and 2020, for purposes of considering whether such fees are compatible with maintaining the independence of BKD, LLP, and concluded that such fees did not impair the independence of BKD, LLP. The Audit Committee has pre-approved all of the services provided by BKD, LLP and all of the fees described below.

	Years Ended December 31,
(Dollars in thousands)	2021	2020
Audit Fees(1)	$ 614	$ 576
Audit-Related Fees(2)	28	90
Tax Fees	—	—
All Other Fees	—	—
Total	$ 642	$ 666

(1)	Audit Fees reflect the aggregate fees billed for services related to the review of our quarterly reports filed on Form 10-Q, the audit of our consolidated financial statements in accordance with PCAOB standards, audit of internal controls to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Act and other SEC filings.

(2)	Audit-Related Fees include aggregate fees billed for professional services rendered related to the audits of retirement and employee benefit plans during the 2021 and 2020 audit years and review and consent procedures during the 2020 audit year relating to our prospectus supplement filed under the Securities Act.

During the fiscal year ended December 31, 2021, none of the total hours expended on the Company’s financial audit by BKD, LLP were provided by persons other than BKD, LLP’s full-time permanent employees.

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Report by Audit Committee

The Audit Committee has reviewed and discussed with management of the Company and BKD, LLP, the Company's independent registered public accounting firm, the audited financial statements for the fiscal year ended December 31, 2021, management's assessment of the effectiveness of the Company's internal control over financial reporting, and BKD, LLP's evaluation of the effectiveness of the Company's internal controls over financial reporting. The Audit Committee has discussed with BKD, LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit Committee has also received the written disclosures and the letter from BKD, LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with BKD, LLP such accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

THE AUDIT COMMITTEE

Farrell Malone (Chair)
James D’Agostino, Jr.
Meryl Farr
Michael Jones

The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Compensation Committee

The current members of our Compensation Committee are Ms. Solender (Chair) and Messrs. Gallot, Jr., Goff, Jones, Luffey, and Taylor.

The Compensation Committee is responsible for overseeing the management of risk related to our executive and non-executive compensation plans. Our Board has determined that each of the members of our Compensation Committee is independent within the meaning of the independent director requirements of Nasdaq and the SEC. Our Board has also determined that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, the applicable requirements of Nasdaq and SEC rules and regulations. The members of the Compensation Committee also qualify as "non-employee directors" according to the SEC rules. The Compensation Committee held eight meetings during the fiscal year ended December 31, 2021.

The Compensation Committee oversees the executive compensation policies and plans of the Company. Our Compensation Committee is responsible for, among other things:

•	Annually reviewing and approving the compensation of our CEO, including determination of salary, bonus, benefits, incentive opportunities and other compensation, approving goals and objectives relevant to the compensation of the CEO and evaluating the CEO’s performance in light of such goals and objectives;

•	Together with the CEO, annually reviewing and approving the evaluation process and compensation structure for all other executive officers, including determination of salary, bonus, incentive opportunities and other compensation based on an evaluation of each executive officer’s performance against relevant goals and objectives;

•	Overseeing and evaluating our organizational compensation structure, policies and programs, and assessing whether these establish appropriate incentives and leadership development opportunities for management and other employees;

•	Retaining, or obtaining the advice of, such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties;

•	Reviewing and approving employment agreements, severance or termination arrangements, change in control agreements, retirement agreements and similar matters;

•	Reviewing, approving and administering our equity compensation plans and recommending changes to such plans as needed;

•	Regularly monitoring and evaluating, with the assistance of the Chief Risk Officer, the risk management elements of the Company’s incentive compensation arrangements and appropriately balancing risk and financial results in a manner that does not encourage excessive risk-taking and is consistent with safety and soundness. Additionally, assessing whether any risks arising from compensation practices, policies and programs for employees are reasonably likely to have a material adverse effect on the Company;

•	Reviewing and approving the implementation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers and other employees;

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•	Approving or making recommendations to the Board with respect to the adoption or modification of policies regarding the pledging or hedging of Company stock, if any, and monitoring compliance with respect to any adopted policy on pledging and hedging;

•	Providing strategic review of the Company’s human resources strategies and initiatives to ensure the Company is seeking, developing and retaining human capital appropriate to the Company’s needs;

•	Establishing and monitoring compliance with any stock ownership and holding guidelines of the Company that are applicable to executive officers; and

•	Reviewing and establishing compensation for non-executive directors.

Compensation Committee Interlocks and Insider Participation

No members serving on the Compensation Committee during 2021 were officers or employees of the Company or any of its subsidiaries.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the other members of the Compensation Committee. The Compensation Committee meets regularly in executive sessions. Our Chief People and Diversity Officer regularly attends meetings of the Compensation Committee and, from time to time, various other members of management or other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide background information or to otherwise participate in meetings. The Origin Bancorp, Inc. CEO, the Origin Bank CEO & President, and the Chief People and Diversity Officer also interface with the Compensation Committee in connection with executive compensation. The Compensation Committee periodically meets with the CEO to assess progress toward meeting objectives set by the Board for both annual and long-term compensation. The CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding CEO's compensation.

The Compensation Committee may form and delegate authority to subcommittees to the extent it deems necessary or appropriate. Under its charter, the Compensation Committee has the authority to select, retain and approve the fees and other retention terms of counsel, accountants or other experts or advisors, including compensation consultants, at the expense of the Company, that the Compensation Committee considers appropriate in the performance of its duties. The Compensation Committee also has direct responsibility for the oversight of the work of any consultants or advisors it engages. Under its charter, the Compensation Committee may select or receive advice from a consultant only after taking into consideration certain factors set forth in the Nasdaq rules relating to the consultant's independence. Although the Compensation Committee is required to consider such factors, it is free to select or receive advice from a consultant that is not independent.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

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Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Messrs. Jones (Chair), D’Agostino, Jr., Goff, Malone and Mses. Edney and Solender. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee is independent within the meaning of the independent director requirements of Nasdaq. The Nominating and Corporate Governance Committee held five meetings during the fiscal year ended December 31, 2021.

The Nominating and Corporate Governance Committee nominates persons for election as directors and reviews corporate governance matters. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons. These candidates are evaluated at Nominating and Corporate Governance Committee meetings and may be considered at any point during the year. Although, to date, there have been no stockholder nominations and the Company does not have a formal policy of considering director candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board. Among other things, the Nominating and Corporate Governance Committee members are responsible for:

•	Evaluating and making recommendations to our Board regarding our Board’s number and composition, committee structure and assignments, and director responsibilities;

•	Assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders;

•	Reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by stockholders or others;

•	Recommending to our Board a slate of director nominees;

•	Reviewing and overseeing the management succession program;

•	Evaluating and recommending governance principles applicable to our Board composition and operation;

•	Developing and reviewing the Company’s related party transactions policy and reviewing or approving related party transactions; and

•	Reviewing and investigating matters pertaining to the adherence to the Ethics Policy or other standards of business conduct by any director or executive officer of the Company, except as such are related to accounting, auditing, financial reporting or internal control functions, which is the responsibility of the Audit Committee.

Our Board has adopted a written charter for our Nominating and Corporate Governance Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

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Finance Committee

The current members of our Finance Committee are Messrs. D'Agostino, Jr. (Chair), Davison, Jr., Malone, Taylor and Ms. Farr. The Finance Committee met four times in 2021. The Finance Committee has responsibility for, among other things:

•	Reviewing, approving and recommending for implementation our market risk functional framework, liquidity risk and oversight policy;

•	Overseeing the administration and effectiveness of, and compliance with, our market risk functional framework and oversight policy and other significant investment and related policies;

•	Reviewing and overseeing the operation of our Capital Management Policy as well as our capital adequacy assessments, forecasting and stress testing processes and activities; and

•	Reviewing capital levels and making recommendations to our Board regarding our dividend policy, repurchases of securities, financing activities and significant capital expenditures.

Our Board has adopted a written charter for our Finance Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

Risk Committee

The current members of the Risk Committee are Messrs. Davison, Jr., (Chair), D'Agostino, Jr., Luffey, Malone, and Ms. Edney. The Risk Committee held five meetings in 2021.

The Risk Committee was appointed by our Board to assist our Board in its oversight of (i) the Company's enterprise risk management framework, (ii) the Company's risk appetite statement, including risk limits and tolerances, and (iii) the performance of the Company's Chief Risk Officer, Jim Crotwell. Our Board believes an effective enterprise risk management system is necessary to ensure the successful, safe and sound management of the Company. Among other things, our Risk Committee has responsibility for:

•	Overseeing the Company’s enterprise risk management framework and risk appetite statement;

•	Periodically reviewing and evaluating the major risk exposures of the Company and its business units against established risk measurement methodologies and tolerances;

•	Overseeing the Company’s risk identification framework;

•	Receiving reports from the Chief Risk Officer, Chief Credit and Banking Officer and Chief Financial Officer at least quarterly;

•	Reviewing and recommending for our Board’s approval the Company’s risk appetite statement and the Company’s other significant risk management and risk assessment guidelines and policies;

•	Overseeing the Company’s process and significant policies for determining risk tolerance and reviewing management’s measurement and comparison of overall risk tolerance to established limits;

•	Regularly reporting to our Board on the adequacy and quality of the Company’s methods for identifying, measuring, monitoring, controlling and reporting risks;

•	Reviewing the Company’s insurance program and the policies in place to address insurable risks;

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•	Oversee management’s compliance with all regulatory obligations arising under laws, rules and regulations;

•	Reviewing and approving the Company’s internal annual compliance training schedule;

•	Reviewing and approving the appointment and, as appropriate, replacement of the Chief Risk Officer; and

•	Coordinating with management, including the Chief Risk Officer and the Audit Committee, to help ensure that the committees have received the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management and risk assessment guidelines and policies.

Our Board has adopted a written charter for our Risk Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

Human Capital Management

As of December 31, 2021, we employed 797 full-time equivalent employees. We appreciate the unique contributions of each individual employee and we are fully committed to providing a culture of respect, equity, diversity, and inclusion.

Safe Work Environment

We are committed to employee and customer health and safety. This focus has been magnified with the impact of COVID-19 and employee and customer health and safety has become the first of our top four strategic initiatives. During the pandemic, we instituted Centers for Disease Control and Prevention ("CDC") recommended pandemic safety protocols to prevent the spread of the virus among our employees and customers. We expanded our work from home ("WFH") capabilities in order to allow our employees to better serve our customers while putting safety first. For those positions that required retail employees to be in banking centers, we instituted staggered staffing in order to ensure we would have sufficient employees to staff locations in the event an employee tested positive or was exposed to a person who tested positive and was required to quarantine. These safety measures have been effective as all Origin locations have remained open throughout the pandemic. We implemented pandemic paid time off ("PTO") policies over and above our normal PTO to provide our employees additional paid time off to deal with personal and family issues brought about by the pandemic. While many of these policies have shifted and changed in response to the fluid nature and characteristics of the pandemic itself, we continue to focus on the mental, emotional and physical health of our employees by maintaining ongoing communication regarding changes in CDC safety recommendations and the need to acknowledge the stress that many are experiencing due to the pandemic and the importance of caring for their emotional and physical well-being.

Compensation and Benefits

We provide competitive compensation and benefits in order to attract and retain top talent. In addition to base pay and stock awards, we have several incentive programs that are designed to link performance to pay and drive results towards the achievement of overall corporate goals.

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Employee Engagement

We have a Dream Manager® program that assists our employees in meeting their own personal and professional goals in addition to helping them improve physically, emotionally, intellectually, and spiritually. We launched a nationally-recognized financial wellness program("SmartDollar") in the first quarter of 2021 that is designed to assist our employees in becoming debt-free and saving money for emergencies and retirement, empowering them to become better financially prepared for their future and already have a 36% participation rate. Due to our adoption rate, we won a national award from the Dave Ramsey Foundation called the "Vision" award. Also in 2021, we hired a certified Holistic Health Coach to spearhead our Health & Wellness initiatives. He already has approximately 10% of our employee base signed up to begin making needed changes in their desire to be healthier. Additionally, in one specific initiative designed to help out the communities we serve, our Project Enrich program provides employees with up to twenty hours of paid time off to volunteer in their communities. In 2021, the employees of Origin volunteered 1,687 hours in the community during bank time, not including many more on personal time.

Employee Feedback

Employee feedback is highly valued at Origin and our employees provide anonymous input via quarterly surveys facilitated by Glint, a LinkedIn company. Our employees consistently rank Origin in the top 10% of Glint's global customer base with regard to employee engagement. We regularly receive hundreds of written comments each quarter that in turn are used to improve processes, policies, or programs in an effort to show tangible affirmation of those comments. We also continued a practice that was implemented at the beginning of the pandemic called "The Origin Insider". This webinar event occurs monthly and features speakers (internal and external) for our work-from-home and work-from-work employees. The employees are able to submit questions for the speakers in advance of the webinar.

Talent Development

Talent development at Origin begins with our comprehensive recruitment program and continues throughout the employee life cycle. Beginning in 2021, we implemented the Giving Interns Valuable Experience (g.i.v.e.) program, and welcomed a very diverse (both in gender and race) group of 12 interns from 10 different universities. The program was successful at promoting Origin's brand and resulted in strong experiential feedback while also creating job opportunities for 3 of the 12 interns.

We utilize assessment tools and provide multiple resources and venues, such as our Career Development Center, for employees to determine what career path is the best fit for them in order to help them grow and enhance their promotional opportunities. We also provide advanced leadership development via our Leadership Academy classes which provide structured training, collaboration with other aspiring leaders throughout the organization, and mentoring relationships. Beginning in 2021, we are piloting a program called "Career Manager" in which we focus on small groups of young professionals and spend dedicated time one-on-one with them to enhance their career aspirations and help them understand the business of banking faster than they normally would. This also helps with retention. We find benefit in developing our future leaders from within and succession plans are in place for senior level positions as well as many other key leadership positions.

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Diversity & Inclusion

At Origin, one of our core values is having a genuine respect for yourself and others. This value makes the support of diversity, equity and inclusion a natural fit for our culture and essential to the way we conduct business, foster individual and team enrichment, and participate in our communities. We believe it is only with a diverse, equitable, and inclusive workplace that the organization can truly perform at its best, carry out its vision, and make a difference in the communities we serve. We believe all employees should be given opportunities to perform to their full potential, knowing their performance will be measured and rewarded fairly.

In order to support and live our culture, the Company's talent acquisition team attends job fairs that attract ethnically and culturally diverse employees. We also have a partnership with Circa, a workforce development company that utilizes a connected system of job recruiting sites that post our employment opportunities with various community partners that include: veterans, LGBTQ-identifying individuals, individuals with disabilities, minorities and women, professional and industry organizations, skilled trade associations and college students. Also, we have a formal internship program that is designed to develop a strong pool of diverse candidates through on-campus recruiting with local colleges and universities including local Historically Black Colleges and Universities. Additionally, all employees participate in diversity training and managers have additional, in-depth training on recognizing unconscious biases and access to brand new micro learning lessons every week to help respond to current needs around diversity and inclusion.

Also, we recently rolled out VIBE Central in Workday. VIBE stands for Value, Inclusion, Belonging and Equity. This allows senior leaders in our organization to set goals and monitor progress by assessing, measuring, benchmarking, and managing diversity and inclusion by the dimensions of their choice, such as race/ethnicity and gender.

It is because of our focused initiatives that Origin has been named one of America's "Best Banks to Work For" for nine consecutive years by the American Bankers Association ("ABA"). This ranking is based on feedback given directly to the ABA from our employees. Regionally, Origin has won the "Best Bank of the Delta" for fifteen consecutive years in northeast Louisiana. We have built our success on valued relationships beginning with our employees, who then build long-term, customer-focused relationships throughout our footprint.

Stockholder Nominees and Proposals for 2023 Annual Meeting

If a stockholder desires to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2023 annual meeting of stockholders, such proposal and supporting statements, if any, must be received by us at our principal executive offices, located at 500 South Service Road East, Ruston, Louisiana 71270, no later than November 16, 2022. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from April 27, 2023, then the deadline will be a reasonable time before we begin to send proxy materials. Any such proposal must comply with the requirements of Rule 14a-8.

Stockholder proposals to be presented at the 2023 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy statement (including a director nomination) for the 2023 annual meeting of stockholders must, in addition to other requirements, be in proper form and received in writing at the Company's principal executive offices no earlier than December 28, 2022, and no later than January 27, 2023. If the 2023

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annual meeting is not called for a date that is within 30 days of April 27, 2023, notice must be delivered not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Please consult our Bylaws before sending in a notice as we may disregard proposals or nominations not made in accordance with the requirements in our Bylaws.

Director Nominees

Our Bylaws provide that nominations of persons for election to the Board may be made by or at the direction of our Board or by any stockholder entitled to vote for the election of directors at the Annual Meeting who complies with certain procedures in our Bylaws as described above. The Nominating and Corporate Governance Committee is responsible for identifying and recommending candidates to our Board as vacancies occur.

The Nominating and Corporate Governance Committee is responsible for monitoring the mix of skills and experience of the directors in order to assess whether our Board has the necessary tools to perform its oversight function effectively. Director candidates are evaluated using certain established criteria, including familiarity with the financial services industry, their personal financial stability, their willingness to serve on our Board and our Corporate Governance Principles. In addition, our Corporate Governance Principles indicate directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Although we do not have a separate diversity policy, the Nominating and Corporate Governance Committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise and other characteristics that may contribute to our Board. In addition, the Company's strategic plan includes a focus on attracting Board members who represent a broad mix of skills, backgrounds and perspectives that will more closely reflect the diversity of our customer base, stockholders and communities we serve.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director.

Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner as it considers candidates recommended by others, provided that such candidates are nominated in accordance with the applicable provisions of our Bylaws. Because of this, there is no specific policy regarding stockholder nominations of potential directors. At present, our Board does not engage any third parties to identify and evaluate potential director candidates.

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Certain Relationships and Related-Party Transactions

Transactions by Origin Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Origin Bank with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by Origin Bank to its executive officers, directors and principal stockholders). We and our wholly-owned subsidiary, Origin Bank, have adopted policies designed to ensure compliance with these regulatory requirements and restrictions. In addition, our Ethics Policy provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors.

We have also adopted a written Related Party Transaction Policy. Related party transactions are transactions, arrangements or relationships in which we are or will be a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties include our directors (including nominees for election as directors), our executive officers, beneficial owners of more than 5% of our capital stock and the immediate family members of any of the foregoing persons.

Transactions subject to the policy are referred to the Nominating and Corporate Governance Committee for evaluation and approval. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors:

•	Whether the transaction was undertaken in the ordinary course of the Company’s and the related party’s business;

•	Whether the transaction was initiated by the Company or the related party;

•	The purpose of the transaction and its potential risks and benefits to the Company;

•	In the event the related party is a director, an Immediate Family Member of a director or an entity in which a director is a partner, stockholder or executive officer, the impact on the director’s independence and, if the director serves on the Compensation Committee, such director’s status as a “non-employee director” under the SEC rules;

•	The availability of other sources for comparable products or services;

•	The approximate dollar value of the transaction and the amount and nature of the related party’s interest in the transaction; and

•	The terms of the transaction and whether the proposed transaction is proposed to be entered into on terms no less favorable than the terms available to unrelated third parties or to employees generally.

Our Related Party Transactions Policy is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

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General

In addition to the relationships, transactions and the director and executive officer compensation arrangements discussed under "Director Compensation", "Executive Compensation" and "Compensation Committee Interlocks and Insider Participation," the following is a description of transactions since January 1, 2021, including currently proposed transactions, to which we have been or will be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees), executive officers or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest. We believe the terms and conditions set forth in such agreements are reasonable and customary for similar transactions.

Ordinary Banking Relationships

Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, Origin Bank, us or our affiliates in the ordinary course of business. These transactions include deposits, loans, mortgages and other financial services transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risks of collectability or present other features disproportionately unfavorable to us.

As of December 31, 2021, we had approximately $471,000 of loans outstanding to our directors and officers, their immediate family members and their affiliates, as well as those of Origin Bank, and we had approximately $833,000 in unfunded loan commitments to these persons. As of December 31, 2021, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates.

Certain Commercial Relationships

Air Transportation

Ruston Aviation, Inc. is engaged by us from time to time to provide private air transportation to our management team. The sole owner of Ruston Aviation, Inc., James Davison, Sr., is the father of our director James Davison, Jr.

Origin Bank and Ruston Aviation, LLC jointly purchased an airplane from a third party, with each party having an equal 50% ownership stake. 49% of Ruston Aviation, LLC is owned by James Davison, Sr., the father of our director James Davison, Jr., 49% is owned by Steven Davison, the brother of our director James Davison, Jr., and 2% is owned by Ruston Aviation, Inc. The aggregate purchase price of the aircraft was $5,162,040. Half of the purchase price was paid by the Bank and half was paid by Ruston Aviation, LLC. Ruston Aviation, LLC and the Bank have allocated operating costs in accordance with their respective use of the aircraft. We made payments of approximately $6,000 to Ruston Aviation, Inc. for the fiscal year ended December 31, 2021, including the Bank's portion of shared operating costs in connection with its joint ownership of the aircraft.

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Hospitality and Country Club Membership

The Squire Creek Country Club in Choudrant, Louisiana is owned by Squire Creek Country Club and Development LLC, which itself is jointly owned in equal 50% stakes by James Davison, Sr. and Steven Davison, father and brother, respectively, of our director James Davison, Jr. From time to time, we use the country club for corporate functions, employee and vendor lodging and similar activities. During the fiscal year ended December 31, 2021, we paid approximately $108,000 to Squire Creek Country Club and Development LLC for these services and we do not believe we pay more than standard rates.

Banking Location Leases

We are party to a lease with respect to our Northside Banking Center location with James Davison, Sr., the father of our director James Davison, Jr., with an initial term ending on December 31, 2037, and a renewal option to extend the lease for an additional 60 months. Under the lease, in addition to a monthly base rent of $7,083, we are also responsible for utilities, real property taxes, maintenance and repairs. We made payments of approximately $85,000 for the fiscal year ended December 31, 2021, in connection with this lease. We are also party to a lease with respect to our Forsythe Banking Center location with Jedco Properties, LLC. Jedco Properties, LLC is wholly owned by James Davison, Sr., the father of our director James Davison, Jr. The current term of the lease expires on February 28, 2029, with an option to renew for an additional 10 years. The lease provides for a monthly base rent of $11,333 and is subject to certain adjustments. We are also responsible for utilities, certain real property taxes, maintenance (except with respect to common areas), repairs and alterations. We made payments of approximately $136,000 for the fiscal year ended December 31, 2021, in connection with this lease.

Lincoln Agency Lease

Effective December 31, 2021, the Company acquired all of the outstanding ownership interests in The Lincoln Agency, LLC ("Lincoln Agency"), an insurance agency headquartered in Ruston, Louisiana. Since 2005, Lincoln Agency has leased an office condominium for its corporate headquarters, located at 504 South Service Road East, Ruston, Louisiana, from MNG Properties, L.L.C. ("MNG"), which was renewed most recently on February 1, 2021 for a ten-year term. Our Chairman and CEO, Drake Mills, owns 33.3% of MNG. During 2021, Lincoln Agency paid MNG an aggregate of $151,104 in lease payments. Under the terms of the lease agreement, total future minimum lease payments to MNG were approximately $1.4 million as of March 1, 2022.

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation of directors. Employees of the Company and its subsidiaries are not compensated for service as a director of the Company or its subsidiaries and are excluded from the tables below.

Director compensation is reviewed periodically by the Compensation Committee of our Board and adjustments are considered, as needed. Periodically, the Committee engages an independent consultant to review director compensation amounts and structure using the same group of peer banks that is used by the Compensation Committee to review the compensation of senior management. No changes were made to director compensation in 2021.

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The following table summarizes the committee and other fees/benefits paid to non-employee directors during the year ended December 31, 2021:

	Committee Member Fee $	Committee Chair Premium $	Other Annual Fees/Benefits $
Cash and Equity Retainers:
Retainer per director	—	—	29,000
Equity-based awards per director(1)	—	—	36,000
Lead independent director	—	—	16,000
Committee Service Fees:
Audit	6,000	12,000	—
Compensation	4,000	8,000	—
Finance	2,000	4,000	—
Nominating and Corporate Governance	2,000	4,000	—
Risk	2,000	4,000	—

(1)	Equity awards are granted to non-employee directors as part of Origin's 2012 Stock Incentive Plan in May of each year following the annual stockholders meeting and the election of directors. These grants vest on April 1st of the following year.

38	2022 Proxy Statement

CORPORATE GOVERNANCE

The following table summarizes the total compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash(1) $	Stock Awards(2) $	Total $
James S D’Agostino, Jr.	61,541	36,014	97,555
James E Davison, Jr.	39,541	36,014	75,555
A. La'Verne Edney	22,000	36,014	58,014
Meryl Farr	24,667	36,014	60,681
Richard J Gallot, Jr.	35,541	36,014	71,555
Stacey Goff	35,541	36,014	71,555
Michael Jones	45,541	36,014	81,555
Gary E Luffey	37,541	36,014	73,555
Farrell J Malone	53,541	36,014	89,555
F. Ronnie Myrick(3)(4)	11,000	—	11,000
George M Snellings, IV(3)	14,874	—	14,874
Elizabeth Solender	43,541	36,014	79,555
Steven Taylor	40,208	36,014	76,222

(1)	Amount includes the payment of dividends during the fiscal year ended December 31, 2021, on restricted stock awarded to the directors in conjunction with their service on the Board.

(2)	The amounts shown in this column reflect restricted stock awards granted to the directors during 2021 and are disclosed as the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718, based on the closing market price of our common stock on the grant date. For additional information on our calculation of stock-based compensation, please refer to the notes to our audited financial statements for the fiscal year ended December 31, 2021, included in our Annual Report on Form 10-K.

(3)	Mr. Myrick and Mr. Snellings, IV, did not stand for reelection at the 2021 annual stockholders meeting.

(4)	Due to an administrative error, Mr. Myrick did not receive the stock award in 2020 which was his first year on the board as a non-employee director. This error was corrected and he was awarded 1,850 shares of restricted stock in the first quarter of 2021.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our Charter and Bylaws, as well as the articles of incorporation and bylaws of Origin Bank, as applicable.

2022 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of Origin's compensation philosophy and objectives, pay for performance alignment and the variables considered when making the compensation- related decisions for Origin's NEOs.

This discussion describes the components of the Company's compensation program for its NEOs and should be read together with the compensation tables for our NEOs, which can be found following this discussion. Unless otherwise indicated, any references to a particular year in this discussion means the fiscal year ended December 31, 2021.

2021 Business and Financial Highlights

In evaluating the Company's overall executive compensation program and decisions, including payouts under the 2021 programs and plan designs for our 2021 programs, the Compensation Committee considered a number of factors, including the strategic and financial performance of the Company in 2021.

Some specific highlights and key accomplishments considered by the Compensation Committee in its decision-making process during 2021 included:

•	Net income for the year ended December 31, 2021, was at a record high of $108.5 million compared to $36.4 million for the year ended December 31, 2020. Pre-tax, pre-provision (“PTPP”) earnings were the highest in our history at $121.7 million for the year ended December 31, 2021, compared to $104.3 million for the year ended December 31, 2020. Additionally, our PTPP earnings excluding PPP loans were $102.5 million for the year ended December 31, 2021, compared to $94.5 million for the year ended December 31, 2020.[1]

•	Return on average assets was 1.45% for the year ended December 31, 2021, compared to 0.56% for the year ended December 31, 2020. PTPP return on average assets (“PTPP ROAA”) was 1.63% for the year ended December 31, 2021, compared to 1.62% for the year ended December 31, 2020. PTPP ROAA excluding PPP loans was 1.45% for the year ended December 31, 2021, compared to 1.56% for the year ended December 31, 2020.[1]

•	Net income was $108.5 million for the year ended December 31, 2021, achieving a historic high compared to $36.4 million for the year ended December 31, 2020.

•	Total loans held for investment (“LHFI”) at December 31, 2021, excluding PPP loans and mortgage warehouse lines of credit, were $4.50 billion, reflecting a $404.2 million, or 9.9% increase compared to December 31, 2020.

•	Total deposits grew $819.4 million, or 14.2%, to $6.57 billion at December 31, 2021, compared to $5.75 billion at December 31, 2020. Noninterest-bearing deposits grew $555.9 million, or 34.6%, compared to December 31, 2020, and represented 32.9% of total deposits at December 31, 2021.

•	Total securities increased $480.6 million, or 45.6%, to $1.53 billion at December 31, 2021, compared to $1.05 billion at December 31, 2020.

(1)	PTPP earnings and PTPP ROAA are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, please see the Non-GAAP Financial Measures section below.

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COMPENSATION DISCUSSION AND ANALYSIS

•	We issued $11.5 million in common stock dividends to stockholders during the year ended December 31, 2021.

•	On December 31, 2021, the Company acquired the remaining 62% equity interest in The Lincoln Agency, LLC bringing the Company’s total ownership to 100%. Additionally, the Company acquired substantially all assets of the Pulley-White Insurance Agency, Inc. in Bossier City, Louisiana on December 31, 2021.

•	For the ninth consecutive year, Origin Bank was named one of the best banks to work for in the U.S., and Origin Bank was recognized as the third best bank to work for in the nation, by American Banker and Best Companies Group, which identifies U.S. banks for outstanding employee satisfaction.

The chart below reflects another strong year of bank performance and compares the cumulative total stockholder return on our common stock to the cumulative total stockholder return for the Nasdaq Composite Index and the Nasdaq U.S. Benchmark Banks TR Index for the period beginning on December 31, 2020, through December 31, 2021. The following reflects index values as of close of trading, assumes $100.00 invested on May 9, 2018, in our common stock, the Nasdaq Composite Index, and the Nasdaq U.S. Benchmark Banks TR Index and assumes the reinvestment of dividends, if any. The historical price of our common stock represented in this graph represents past performance and is not necessarily indicative of future performance

2022 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

Non-GAAP Financial Measures

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we provide other financial measures, such as pre-tax, pre-provision earnings and PTPP ROAA, in this proxy statement that are considered "non-GAAP financial measures." Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

We consider PTPP and PTPP ROAA, as presented in this proxy statement, to be important measures of financial performance as these provide supplemental information that we use to evaluate our business, to assess underlying operational performance and to allow a comparison to prior periods mitigating the impact of increases in the allowance for credit losses, and related income tax effect.

We believe non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding our performance and capital strength. We use, and believe that investors benefit from referring to, non-GAAP measures in assessing our operating results and related trends. However, non-GAAP measures should be considered in addition to, and not as a substitute for or preferable to, amounts prepared in accordance with GAAP. In the following table, we have provided a reconciliation of pre-tax pre-provision earnings to the most comparable GAAP financial measure.

December 31,
(Dollars in thousands, except per share amounts)	2021	2020
Net Income	$ 108,546	$ 36,357
Plus: provision for credit losses	(10,765)	59,900
Plus: income tax expense	23,885	7,996
PTPP Earnings	$ 121,666	$ 104,253
Minus: PPP loans interest income	19,145	9,759
PTPP Earnings excluding PPP loans	$ 102,521	$ 94,494
Total average assets	$ 7,470,927	$ 6,442,528
Minus: Average PPP loans	380,894	388,736
Total average assets excluding PPP loans	$ 7,090,033	$ 6,053,792
PTPP Earnings	$ 121,666	$ 104,253
Divided by: Total average assets	7,470,927	6,442,528
PTPP ROAA	1.63%	1.62%
PTPP Earnings excluding PPP loans	$ 102,521	$ 94,494
Divided by: Total average assets excluding PPP loans	7,090,033	6,053,792
PTPP ROAA excl. PPP loans	1.45%	1.56%

42	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Key Compensation Committee Actions in 2021

The Compensation Committee took several actions which are consistent with our determination to pay for performance and align our incentive compensation metrics to key strategic initiatives.

•	Emphasis on Pay-for-Performance: In 2021, the Compensation Committee refocused executives on more objective financial measures by reducing the use of non-corporate financial measures within the executive annual incentive program. The overall structure of the plan was modified to reduce the individual scorecard component (previously 45%, reduced to 25% in 2021) while increasing the use of objective financial measures (previously 55%, increased to 75% in 2021). We believe the revised 2021 performance metrics more effectively align the interests of our NEOs with those of stockholders by making a significant portion of their compensation contingent upon measurable financial results beneficial to stockholders, and thereby incenting our NEOs to create long-term value for stockholders.

•	Realigned the Annual Bonus Program to Key Financial Measures: In 2020, the annual bonus program design included 45% of the overall program weighted towards strategic initiatives and “discretion.” The Compensation Committee evaluated stockholder responses feedback to the program’s design and identified specific adjustments that would more effectively align the program with the Company’s financial results while also making the plan easier to monitor and administer. The Compensation Committee approved the addition of a profitability measure (net income) weighted 25% to complement the return measure already included in the bonus program (PTPP ROAA) that is weighted 30%. The Compensation Committee also evaluated the Risk Management & Credit Quality evaluation within the 2020 plan and determined to specifically identify targets for non-performing assets (“NPA”) and net charge-offs for 2021. Each credit quality measure is weighted at 10%. These plan adjustments ensured that 75% of the 2021 bonus opportunity is contingent upon achievement of specific targets as approved by the Compensation Committee (an increase of 20% from the 2020 plan) with the remaining 25% of the bonus opportunity being based on an individual scorecard that would consider individual performance and strategic goal achievements.

•	Rigorous Objective Performance Goals: The Compensation Committee reviewed both historic projections, relative performance statistics and future financial performance forecasts when approving each of the annual bonus goals.

•	Limited Increase in Base Salaries or Target Bonus Percentages for our NEOs: While the majority of our NEOs’ base salaries and target bonus percentages were not increased in 2021, the CEO increased the base salary for Jim Crotwell, Chief Risk Officer, based upon additional responsibilities assumed in conjunction with the retirement of the former executive risk officer. The increase was reviewed by the Compensation Committee.

•	Developed a Long-Term Incentive Compensation Strategy: In order to more effectively align our NEOs’ total compensation opportunity with long-term stockholder value creation, the Compensation Committee evaluated the Company’s long-term incentive compensation strategy in 2021. Prior to 2021, our NEOs were provided periodic long-term incentives. In an effort to both align our compensation practices closer to prevailing market trends as well as to increase the alignment of executive officer compensation with stockholders the Compensation Committee approved an equity grant in August 2021 with the intention of providing ongoing equity awards to certain executives within the organization. The initial award was provided in the form of Restricted Stock Units (“RSUs”) that will vest in three equal annual installments beginning in August 2022. Starting in

2022 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

February 2022, the Compensation Committee implemented a Long Term Incentive Plan (“LTIP”) as a vehicle to grant annual equity to NEOs under the terms of our 2012 Stock Incentive Plan, with 50% of the award granted in Performance Stock Units (“PSUs”) and 50% granted in RSUs.

Executive Compensation Philosophy

The quality and loyalty of our employees, including our executive team, is critical to executing our community banking philosophy. To meet the primary goal of our executive compensation philosophy of attracting, retaining and incenting highly qualified and loyal employees, our compensation programs are designed using the following principles:

•	We are committed to providing effective compensation and benefit programs that are competitive within our industry and with other relevant organizations with which we compete for talent.

•	Our programs are designed to encourage and reward behaviors that contribute to the achievement of strategic organizational goals and stockholder value.

•	Pay programs and practices reinforce our commitment to providing a work culture that promotes respect, integrity, teamwork, inclusion, equity, initiative, and individual growth opportunities.

Decisions made by the Compensation Committee and our Board relative to compensation take all current applicable rules, regulations and guidance into consideration and are made with the goal of being compliant with all such requirements.

Compensation Best Practice

Our executive compensation program incorporates many strong governance practices as shown below:

WHAT WE DO	WHAT WE DON’T DO
Executive compensation is tied to performance through annual incentives with pre-established goals having multiple financial and credit metrics.	We do not provide executives with “excise tax gross-ups” in the event of a change in control.
We have retained an independent compensation consultant that provides no other services to the Company.	We do not allow repricing of stock options without stockholder approval.
We conduct an annual risk review of compensation programs and practices to ensure our plans do not create risks that are likely to have a material adverse impact.	We do not allow executive officers and directors to engage in hedging transactions, and the pledging of Company stock is restricted.
We maintain a clawback policy for incentive compensation.	We do not provide excessive perquisites.
We require meaningful stock ownership by directors and implemented stock ownership guidelines for executives in February 2022.	We do not pay dividends on any restricted stock units unless and until the units are fully earned and vested.
Pay programs and practices reinforce our strong work culture that promotes respect, integrity, teamwork, initiative, inclusion, and individual growth opportunities.

44	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Say-On-Pay and Stockholder Outreach

At our annual meeting of stockholders in April 2021, stockholders signaled their support for our executive compensation program where 65.3% of the total votes cast approved our 2021 Say-On-Pay proposal. The Compensation Committee considers the outcome of our Say-On-Pay votes when reviewing the objectives of our program and making future compensation decisions for the NEOs. The 2021 Say-on- Pay vote result was lower than expected, and in response to the vote, members of management with the support of the Compensation Committee reached out to stockholders owning more than 80% of the common stock represented at the meeting to ask their opinions of our executive compensation program. In response to our outreach, we received responses from stockholders representing more than 57% of our common stock represented at the meeting. Many of these were our largest stockholders of which some voted in favor of our 2021 Say-on-Pay proposal and some voted against. The stockholder outreach in which we engaged began before the 2021 Annual Meeting of Stockholders and continued throughout the remainder of 2021. We engaged with stockholders on conference and video calls that allowed stockholders to share their opinions of our executive compensation program as well as to ask questions of the members of management on the calls. Stockholders were offered access to key members of management, the chair of the Compensation Committee, the committee’s independent compensation consultant, and our lead independent director. On these calls, stockholders engaged in constructive and thought provoking conversation. The results of these calls were reported to the Compensation Committee and the Board for consideration. During the outreach process, most stockholders were generally in favor of our executive compensation and supported the core philosophies of the program. A summary of the responses received are listed in summary below:

WHAT WE HEARD	HOW PROGRAMS WERE ADJUSTED:
The Short-Term Incentive Plan (STIP) should be more metric driven

The Compensation Committee approved a new STIP in which 75% of 2021 NEO incentive potential is based on key measurable financial metrics with the individual scorecard component reduced to 25% (from 45% in 2020).

Lack of annual long-term equity awards	The Compensation Committee worked with management and our compensation consultants to develop an annual LTIP which utilizes RSUs and PSUs. This was approved and awards were granted in February 2022.

Role of Compensation Committee, Compensation Consultant and Chief Executive Officer

Role of the Compensation Committee

The Compensation Committee has overall responsibility for evaluating and approving our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies and programs and sets the CEO’s compensation, and reviews those of our other executive officers. Additionally, the Compensation Committee generally considers the recommendations of the CEO with respect to the compensation of the other NEOs. During 2021, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”), an independent executive compensation consultant, for advice and perspective regarding executive compensation market trends and best practices.

2022 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Compensation Consultant

Effective February 1, 2021, the Compensation Committee engaged Meridian as our independent compensation consultant. During 2021, Meridian assisted the Compensation Committee with the review of, and offered recommendations on, our 2021 Proxy Compensation Discussion and Analysis, recommended potential changes to our Executive Incentive Plan design and metrics, and reviewed (i) the addition of annual long-term equity awards to our executive compensation structure, (ii) the Executive Stock Ownership guidelines approved in 2022, (iii) the impact of COVID-19 on 2021 incentive plans and (iv)  the 2021 Compensation Peer Group, as well as, provided current trends in executive compensation. The results of these analyses were used as one of the factors to establish executive compensation for 2021. Meridian did not provide any non-compensation related services or products to the Compensation Committee nor did it provide any services to the Board.

After evaluating information presented in accordance with SEC independence rules and Nasdaq listing standards, the Compensation Committee concluded that Meridian was independent.

Role of Chief Executive Officer

Our CEO performs an annual performance review of executive officers of the Company and provides a recommendation to the Compensation Committee regarding the compensation of each executive under his or her Executive Incentive Plan. The CEO is present for the Compensation Committee’s deliberations and decisions with respect to the other executive officers’ individual compensation.

The Compensation Committee meets separately on an annual basis with our CEO to discuss his compensation and performance based on the CEO’s annual incentive plan objectives. The Compensation Committee meets in executive session to approve the final incentive payout recommendation for the CEO and presents the incentive payout to our Board for review.

Competitive Benchmarking and Compensation Peer Group

The Compensation Peer Group is periodically updated by the Compensation Committee and consists of companies that the Compensation Committee believes are comparable in size, performance and business model to the Company and companies with which we may compete.

Based upon its analysis, the Compensation Committee approved the following 2021 Compensation Peer Group, which was adjusted based on input from our compensation consultants. The Compensation Peer Group is reviewed annually for continued appropriateness and included a number of modifications for 2021 including the removal of Atlantic Capital Bancshares Inc., First Bancorp, Franklin Financial Network Inc., Guaranty Bancshares Inc., HomeTrust Bancshares Inc., Republic Bancorp Inc., SmartFinancial Inc.; and the addition of Business First Bancshares, Inc., Independent Bank Group Inc., Renasant Corporation and Trustmark Corporation.

Allegiance Bancshares Inc.	First Bancshares, Inc.	ServisFirst Bancshares Inc.
BancFirst Corp.	First Financial Bankshares, Inc.	Southside Bancshares Inc.
Business First Bancshares Inc.	Great Southern Bancorp Inc.	Stock Yards Bancorp Inc.
Capital City Bank Group Inc.	Independent Bank Group Inc.	Triumph Bancorp Inc.
CBTX, Inc.	Renasant Corporation	Trustmark Corporation
Enterprise Financial Services Corp.	Seacoast Banking Corp. of Florida	Veritex Holdings, Inc.
FB Financial Corp.

46	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Discussion of Executive Compensation Components

Our goal is to provide executives with a total compensation package that is competitive with the market, aligns pay and performance, encourages executives to remain with the organization and helps to drive the Company to desired levels of performance. The following table outlines the major elements of 2021 total compensation for our NEOs:

Compensation Element	Objective	Characteristics
Base Salary	• Compensate executives for their level of experience, responsibility and individual performance • Help attract and retain strong leadership talent	• Fixed component; evaluated annually • Determined by factors such as executive’s job responsibilities, sustained performance in role/potential and internal equity
Short-Term Incentive Plan	• Promote achieving our annual financial goals, as well as other objectives deemed important to our long-term success • Align management and stockholder interests

•   Variable, performance based component

•   Target opportunity is set based on factors such as executive’s job responsibilities, sustained performance in role/potential, internal equity, and competitive market practices

•   Actual payout depends on Company performance and individual contribution

Long-Term Incentives

•   Promote ownership and achievement of our long-term corporate financial goals through the acquisition of common stock utilizing RSU grants

•   Align management with stockholder interests

•   Provide long term retention incentives

•   Equity grants were awarded based on factors such as executive’s job responsibilities, sustained performance in role/potential, internal equity, and competitive market practices

•   3 year vesting period

•   Actual value realized will vary based on bank performance and stock price

Severance and Change In Control Programs

•   Create an environment where key executives are able to take actions in the best interest of the Company without incurring undue personal risk

•   Foster management stability during periods of potential uncertainty

•   Contingent component; only payable if the executive’s employment is terminated under certain circumstances and, in the case of a change in control, to help provide continuity of management through the transition

Target Compensation Opportunities

The Compensation Committee does not utilize an exact calculation in determining the break-down or weighting of NEO compensation among base salary, short-term incentive awards, and long-term equity awards. Rather, the Compensation Committee considers all forms of compensation in light of the market competition for executive talent balanced with and considering the need to align the goals of the executive with those of the Company. Accordingly, the Compensation Committee believes that a significant portion of each NEOs’ total target compensation should be in the form of annual cash performance-based awards and equity awards that align with long-term value creation.

2022 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

For 2021, 56% and 41% of the total targeted compensation of our CEO and other NEOs, respectively, was either performance-based or at-risk consisting of a short-term incentive and equity awards. Below are charts showing the compensation mix for Mr. Mills and our other NEOs based on the targeted 2021 compensation values.

Base Salary

Base salary for the CEO is established by the Compensation Committee based on the CEO’s performance, experience, effective execution of strategic objectives, and level of responsibilities. Based on recommendations from the CEO, the Compensation Committee also approves base salaries for all other NEOs. Mr. Crotwell’s base salary was increased during 2021 due to the additional responsibilities he assumed in conjunction with the retirement of the former executive risk officer. Base salaries for all other NEOs were not adjusted during 2021.

Name	2021 Base Salary $	2020 Base Salary $	Percentage Change %
Drake Mills	835,800	835,800	—
Stephen Brolly	450,000	450,000	—
M. Lance Hall	500,000	500,000	—
Jim Crotwell(1)	375,000	N/A	N/A
Preston Moore	450,000	450,000	—

(1)	Mr. Crotwell was not a NEO during 2020.

48	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Short-Term Incentive Plan

The Short-Term Incentive Plan (“STIP”) for 2021 is designed (i) to motivate executives to attain superior annual performance in key areas we believe create long-term value to Origin and its stockholders and (ii) to provide incentive compensation opportunities competitive with Origin’s peers.

STIP goals are reviewed and approved each year by the Compensation Committee with input from management. A major part of our NEOs’ cash incentive bonuses are tied to Company performance metrics to reflect the Company’s focus on profitability, credit quality, and growth.

In 2021, the Compensation Committee adjusted metric weighting so that 75% of the STIP is based on financial metrics and 25% on individual and strategic bank goals to provide incentive to achieve key objectives focused on continued profitability, operating efficiency, strong credit management and continued growth. The individual and strategic objectives were updated in 2021 to reflect Company priorities.

The Compensation Committee establishes a target annual incentive award for each NEO expressed as a percentage of the executive’s base salary, established by factors such as: the estimated contribution and responsibility of the NEO, market practices, internal equity and the recommendation of the Chief Executive Officer (for all officers excluding himself). For 2021, the targets for our NEOs remained the same as in 2020.

The total annual STIP award actually paid to each NEO is determined based on the extent to which specified weighted objective performance goals are achieved with potential payouts ranging from 50% to 150% of the incentive plan target. There are no payouts for below-threshold performance. A minimum of 80% of the stated target must be achieved for a threshold payout of 50% of the bonus potential of the incentive plan target. The maximum payout of 150% of the bonus potential is achieved by reaching 120% of the incentive plan target. Payout on achievements between 80% - 120% of target are calculated using straight-line interpolation (sliding scale).

For purposes of the 2021 performance year, the Compensation Committee selected PTPP ROAA, net income, non-performing assets (“NPA”) and net charge-offs as performance measures in the STIP. The individual and strategic scorecard objectives were updated in 2021 to reflect strategic priorities and accomplishments as highlighted below for each executive.

The 2021 STIP cash incentive opportunities as a percentage of salary for each of the NEOs and 2021 results are shown below.

Name/Position	Short-term Incentive Plan Opportunity Levels as a % of Base Salary(1)
	Threshold %	Target %	Maximum %
Drake Mills, CEO	25.0	50.0	75.0
Stephen Brolly, CFO	17.5	35.0	52.5
M. Lance Hall, President	20.0	40.0	60.0
Preston Moore, CC & BO	17.5	35.0	52.5
Jim Crotwell, CRO	17.5	35.0	52.5

(1)	The Compensation Committee and the Board approved and finalized executive and CEO incentive numbers at their respective February 2022 meetings.

2022 Proxy Statement	49

CORPORATE GOVERNANCE

2021 Financial Measure Achievements (75% of the total STIP bonus opportunity)

Based on 2021 actual financial results for PTPP ROAA, net income, NPA and net charge-offs, which constitute 75% of the overall bonus opportunity, the financial portion of the annual bonus plan was achieved at 129% of target. Summarized below are each of the four financial measures, their weighting within the bonus plan and their actual achievement relative to target.

For 2021, these goals and their applicable weightings and earned payouts were:

Financial Metrics	Weighting %	Target Goal	Actual Performance	% Earned
PTPP ROAA excl. PPP	30.0	1.41%	1.45%	107.1
Net Income excl. PPP	25.0	$62.3 million	$89.4 million	150.0
NPA to avg loans excl. PPP	10.0	1.00%	0.52%	150.0
Net Charge-Offs to avg loans excl. PPP	10.0	0.30%	0.23%	123.3
Financial Achievement:	75.0			129.3

2021 Executive Scorecard Accomplishments (25% of the total annual bonus opportunity)

Based on the assessment against these pre-established goals, each NEO can earn 0% to 150% of their target for the scorecard component. Performance between payout levels (i.e., threshold, target and maximum) will be calculated using straight-line interpolation (a sliding scale).

Summarized below is a brief outline of each NEO’s individual scorecard and their individual weighted actual performance percentage:

Name	Position	2021 Accomplishments
Drake Mills	Chairman, President, and Chief Executive Officer

•      Successfully negotiated and completed the acquisition of the remaining 62% ownership interest of The Lincoln Agency, LLC

•      Successfully negotiated and completed the acquisition of Pulley- White Agency, Inc. in Northwest Louisiana

•      Consolidated insurance agencies; ensured pro forma budget was established, communicated with Board and accepted by market analysts

•      Participated in twelve investment-bank-organized investor events and engaged with investors, continuing to build long-term relationships

•      Led communication and relationship-building with analysts

•      Completed dividend analysis to include payout ratios and dividend yield

•      Company performance ensured the ability to pay dividend in accordance with our internally stated strategy

Weighted Scorecard Achievement		• 37.5%

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CORPORATE GOVERNANCE

Name	Position	2021 Accomplishments
Stephen Brolly	Senior Executive Officer and Chief Financial Officer

•      Completed and implemented Employee Stock Purchase Plan and related Form S-8 Registration Statement

•      Hired Sarbanes-Oxley Act (“SOX”) manager and oversaw development of SOX risk assessment to assess financial statement risks and map areas to SOX processes

•      Collaborated with HR to resolve payroll segregation of duties

•      Oversaw development of critical spreadsheet policy

•      Created investment securities subsidiary with an immediate positive impact to net income

•      Hired and onboarded Treasurer

•      Maintained appropriate cash at the Holding Company to cover projected expenditures

•      Managed excess liquidity via elimination of brokered deposits and increasing investment portfolio by 50%

•      Revised contingent funding plan to incorporate stress testing approved by our regulators

•      Oversaw automation of many existing processes saving 300+ hours

•      Initiated CRA Investment Charter and interdepartmental meetings

Weighted Scorecard Achievement		• 25.0%
M. Lance Hall	President and Chief Executive Officer of Origin Bank

•      Created a technology strategic plan to drive automation resulting in multiple efficiencies and costs saves

•      Increased our customer experience value proposition with digital enhancements and enhanced credit processes and approvals

•      Began delivery of real-time client surveys by text to create customer satisfaction metrics and real-time feedback and conversations with our clients

•      Brought data cleanse project in-house eliminating about $80,000 of expense

•      Rolled out updated Origin Bank website

•      Invested $5.0 million in our first FinTech Equity Investment Fund

•      Rolled out new marketing campaign -”Every Relationship has an Origin Story”

Weighted Scorecard Achievement		• 37.5%
Preston Moore	Senior Executive Officer and Chief Credit and Banking Officer

•      Introduced and utilized Opportunity Summary Memorandum

•      Implemented enhanced credit approval process

•      Conducted quarterly Bankers Presentation

•      Significant reduction of classified loans to 1.35%; well below target goal of 2.25%

•      Improved overall asset quality by reduction in Classified Loans Held for Investment / Total Loans Held for Investment (excl. Paycheck Protection Program (PPP) loans) from 2.08% as of year-end 2020

•      Past dues, Non-Performing Assets and Net Charge-offs were stable and within the “minimal risk” range at year-end 2021

Weighted Scorecard Achievement		• 30.6%

2022 Proxy Statement	51

CORPORATE GOVERNANCE

Name	Position	2021 Accomplishments
Jim Crotwell	Senior Executive Officer and Chief Risk Officer

•      Satisfactory third-party risk reviews

•      Completed incentive plan risk review for Compensation Committee

•      Met all key objectives within the Operational Risk, Audit, and Compliance/CRA areas of the Bank

•      Effectively managed the Bank’s loan portfolio and reserve for loan losses during the second year of the pandemic

•      Improved overall asset quality by reduction in Classified Loans Held for Investment / Total Loans Held for Investment (excl. PPP loans) from 2.08% as of year-end 2020 to 1.35% as of year-end 2021

•      Past dues, Non-Performing Assets and Net Charge-offs were stable and within the “minimal risk” range at year-end 2021

•      Collaborated with the various markets and with Mortgage Banking to address compliance related issues and improve processes

•      Accomplished internal audit plan, including testing of SOX controls.

•      Conducted “desk top” Cyber breach exercise

•      Enhanced tracking and reporting of audit findings

•      Enhanced contract management review process and developed process for reducing critical spreadsheet risks

Weighted Scorecard Achievement		• 30.8%

The 2021 STIP cash incentive actual final payout amounts for each of the NEOs are shown below. Amounts paid out as STIP bonuses are subject to our Clawback Policy if certain triggering events occur.

	Financial Factor (75%) %	Individual Scorecard (25%) %	Financial Percentage of Target %	Actual Bonus Earned $
Drake Mills, CEO	129.3	150.0	134.5	561,976
Stephen Brolly, CFO	129.3	100.0	122.0	192,113
M. Lance Hall, President	129.3	150.0	134.5	268,953
Preston Moore, CC & BO	129.3	122.2	127.5	200,854
Jim Crotwell, CRO	129.3	123.0	127.7	167,641

Long-term Incentive Plan

Equity compensation rewards executives for performance results relative to Company objectives while aligning the interests of our executives with those of our stockholders. Additionally, it provides executives the opportunity to increase their ownership in the Company while at the same time creating a retention vehicle through the use of a multi-year vesting period. Equity grants have historically been made to executives periodically to reward them for having met key performance objectives such as the successful initial public offering launch in 2018.

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In 2021, the Compensation Committee worked with Meridian to develop long-term equity awards for key executives to meet the following objectives:

•	Bridge the gap between 2020 and 2022, when a consistent LTIP could be developed and implemented

•	Provide and build towards having meaningful/competitive retention for Origin NEOs, complying with newly developed and implemented stock ownership guidelines

•	Create stronger long-term alignment with stockholder interests

•	Motivate NEOs to achieve long-term objectives that will increase the overall value of the Company

•	Utilize a simple long-term equity award structure that could be supported and easily communicated

A 2021 equity award was granted in 100% time-vested RSUs that will vest ratably over a three-year period for the NEOs listed in the table below. The award amounts were based on a review of market practices by Meridian, the recommendations of the Chief Executive Officer (for executive officers other than himself), personal performance, internal equity, and expected future contributions, among other factors. The amounts for the NEO 2021 equity grants were approved by our Compensation Committee.

2021 Equity Awards for Named Executive Officers:

Name/Position	Long-Term Incentive Award Value ($)	Shares Awarded #
Drake Mills, CEO	500,031	12,377
M. Lance Hall, President	250,036	6,189
Jim Crotwell, CRO	125,038	3,095

Following the 2021 awards, the Compensation Committee and management worked with Meridian to develop a consistent LTIP for implementation in February, 2022. The annual LTIP awards will be based on a percentage of NEO salaries with 50% of the award granted in PSUs and 50% awarded in time- based RSUs. The RSUs will vest ratably over three years. With respect to the 2022 awards, the PSUs will be linked to the achievement of Return on Average Assets (ROAA) and Return on Average Equity (ROAE) over a three-year performance period and have a three-year cliff-vesting.

Supplemental Retirement and Income Benefits

The Company has entered into an individual Supplemental Executive Retirement Plan (“SERP”) with several of our NEOs. Eligibility to participate in a SERP is limited to senior officers and determined by the Board. Currently, Mr. Mills, Mr. Hall and Mr. Brolly participate in a SERP. The SERPs are unfunded and designed to be a nonqualified deferred compensation retirement plan in compliance with Section 409A of the Internal Revenue Code (“IRS Code”). In October 2019, the Company also entered into an Executive Supplemental Income Agreement (“ESIA”) with Mr. Hall.

The Company believes SERPs and the ESIA provide an effective long-term retention measure in keeping with an overall competitive compensation strategy aimed at retaining high performing executives. The plans are defined benefit style programs in which the participant is promised a benefit according to a set formula and such benefit is paid to the participant (or his or her beneficiary) in equal

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annual installments over a specified period of time as outlined in each individual’s agreement. Vesting requirements are also outlined in each individual agreement and are tied to the number of years of service of the executive which encourages our executives to remain with the Company for an extended period or until retirement. Additional tables on page 60 provide more details regarding these plans.

Benefits and Perquisites

Executive officers are eligible to participate in the same benefit plans that are designed for all of the Company’s full-time employees, including health, dental, vision, basic group life and disability insurance. The Company also provides its employees, including executives, with a 401(k) plan, which currently provides an employer match of 50 cents on each dollar of employee contributions up to 6% of eligible compensation subject to limits under the Employee Retirement Income Security Act of 1974 (“ERISA”). Additionally, all employees can participate in the Employee Stock Purchase Plan (ESPP), which grants a purchase right consisting of an option to purchase the lesser of (a) the number of whole shares of stock determined by dividing twenty-five thousand dollars ($25,000) by the fair market value of a share of stock on the offering date or (b) five thousand (5,000) shares of stock at the lower of (a) eighty-five percent (85%) of the fair market value of a share of stock on the offering date of the offering period in which such purchase date occurs, or (b) eighty-five percent (85%) of the fair market value of a share of stock on the purchase date. We also provide our NEOs with certain perquisites, including the use of Company cars or car allowance, the payment of life insurance premiums, reimbursement for country club dues and certain other expenses which we believe make us competitive in the employment market and encourage retention.

Change in Control and Severance Benefits

Our NEOs are generally entitled to certain limited change in control and severance protections. We believe that appropriate change in control and severance protections accomplish two objectives. First, they create an environment where key executives are able to take actions in the best interest of the Company without incurring undue personal risk. Second, they foster management stability during periods of potential uncertainty. The change in control and severance benefits payable to our NEOs are discussed under the heading “Employment Arrangements, Change in Control Agreements, and Potential Payments Upon Termination or Change In Control” below.

Other Compensation Policies and Information

In addition to adhering to the processes described in the preceding sections, the Compensation Committee maintains a strong corporate governance culture with respect to executive compensation. Over the years it has adopted policies, including those described below, to further align executive compensation with performance and what the Company believes is the best interest of our stockholders.

Risk Assessment

The Compensation Committee is responsible for overseeing the management of risk related to our executive and non-executive compensation plans. Annually, the Chief Risk Officer prepares a risk assessment which includes an analysis of the design and operation of the Company’s incentive compensation programs, identifying and evaluating situations or compensation elements that may raise material risks, and an evaluation of other controls and processes designed to identify and

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manage risk. The Risk Committee helps coordinate the Chief Risk Officer’s annual compensation risk assessment and risk management duties with the CEO and the Compensation Committee. During the Compensation Committee’s December 2021 meeting, the Chief Risk Officer presented the risk assessment he prepared and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business or operations. The Compensation Committee includes this risk assessment in their evaluation and review of the policies and practices of compensating our employees, including executives and non-executive employees, as such policies and practices relate to risk management practices and risk-taking, and also concluded that the compensation plans and practices are not likely to have any material adverse effect on the Company. The compensation plans and practices are subject to review and modification by the Compensation Committee on an annual basis and the Compensation Committee retains discretion with regard to any executive bonus award decisions.

Clawbacks for Any Restatement; Executive Compensation Recovery Policy

We maintain a Clawback Policy that covers incentive-based compensation for our NEOs. Under this policy, incentive based compensation may be subject to clawback if both (i) the Company is required to prepare an accounting restatement and (ii) our Board determines that a fraudulent or intentional act or omission of a current or former executive officer contributed to the circumstances requiring the restatement.

Trading Restrictions regarding Hedging or Pledging of Common Stock

Hedging Transactions. Our Insider Trading Policy does not allow Covered Persons (as defined therein, including directors, officers and employees and certain of their family and household members and controlled entities) to engage in hedging or monetization transactions involving Origin securities, such as prepaid variable forwards, equity swaps, collars and exchange funds, or similar transactions.

Margin Accounts. Covered Persons are not permitted to hold our securities in a margin account.

Pledged Securities. Under our Insider Trading Policy, Covered Persons are generally discouraged from pledging Origin securities as collateral for a loan. A Covered Person who wishes to pledge Origin securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities may engage in such a transaction with the prior approval of a compliance officer under the policy at least ten business days prior to the proposed execution of documents evidencing the proposed pledge.

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Report of Compensation Committee

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, the Origin Bancorp, Inc. Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

THE COMPENSATION COMMITTEE

Elizabeth Solender (Chair) Richard Gallot, Jr. Stacey Goff Michael Jones Gary Luffey Steven Taylor

The foregoing report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation paid to each of our NEOs for the fiscal years ended December 31, 2021, 2020 and 2019. Except as set forth in the notes to the table, all cash compensation for each of our NEOs was paid by the Company. There were no option awards granted to the NEOs for the periods disclosed below.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation ($)(5)	Total ($)
Drake Mills	2021	835,800	561,976	—	500,031	451,556	58,872	2,408,235
Chairman of the Board/CEO & President	2020	835,800	555,490	—	—	437,336	53,318	1,881,944
of Origin Bancorp, Inc.	2019	835,800	425,000	—	—	339,295	47,492	1,647,587
Stephen Brolly	2021	450,000	192,113	—	—	128,849	30,278	801,240
Chief Financial Officer	2020	450,000	158,500	—	—	121,662	77,970	808,132
	2019	450,000	126,000	—	—	116,097	77,720	769,817
M. Lance Hall	2021	500,000	268,953	—	250,036	88,812	29,847	1,137,648
President and CEO of Origin Bank	2020	500,000	266,000	—	—	85,114	27,151	878,265
	2019	500,000	250,000	—	—	56,278	20,679	826,957
Preston Moore(6)	2021	450,000	200,854	—	—	—	36,860	687,714
Chief Credit & Banking Officer	2020	450,000	170,000	10,000	—	—	36,710	666,710
Jim Crotwell(7)(8) Chief Risk Officer	2021	331,000	167,641	—	125,038		8,700	632,379

(1)	The amounts shown in this column represent STIP payouts which are earned for performance in the year shown and were determined based on the achievement of certain Company performance goals, specific individual goals, objectives and Company risk management goals. For more information about our annual incentive awards, see “Short-Term Incentive Plan.” 2021 incentives were finalized at the Compensation Committee meeting in February 2022.

(2)	The amounts shown in this column reflect discretionary bonuses paid to recognize the executives for their significant contributions. Mr. Moore’s 2020 bonus was for outstanding efforts related to PPP.

(3)	The amounts shown in this column reflect RSUs granted to the NEOs and are disclosed as the aggregate grant date fair value of the awards. For additional information on our calculation of stock-based compensation, please refer to the notes to our audited financial statements for the fiscal year ended December 31, 2021, included in our Annual Report on Form 10-K.

(4)	Includes the change in the present value of the projected benefits under the SERP and ESIA, which is a non-cash amount that can vary from year to year based upon the underlying assumptions. Assumptions such as discount rate, retirement age and mortality age are reviewed annually by the Company and are intended to be individually appropriate.

(5)	The amounts shown in this column for 2021 are composed of the amount of perquisites and other compensation described in the table below.

(6)	Mr. Moore was not a NEO during 2019.

(7)	Mr. Crotwell was not a NEO during 2019 or 2020.

(8)	Mr. Crotwell’s base salary increased from $287,000 to $375,000 per year effective July 1, 2021.

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Amounts of perquisites and other compensation paid to our NEOs in 2021 are set forth below:

Description	Mills ($)	Brolly ($)	Hall ($)	Moore ($)	Crotwell ($)
Personal use of company car	14,757	13,766	14,549	—	—
Auto allowance	—	—	—	9,000	—
Employer 401(k) contributions	8,700	8,700	8,700	8,700	8,700
Bank-owned life insurance premiums(1)	29,245	1,642	428	—	—
Country club membership dues	6,170	6,170	6,170	19,160	—
Total	58,872	30,278	29,847	36,860	8,700

(1)	Details of our insurance plans are described below under the subheading “Life Insurance Plans.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2021. All of the restricted stock awards and RSU awards shown in the table below were granted under the 2012 Plan. There were no equity incentive plan unearned options for any of the NEOs.

Name		Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stocks That Have Not Vested(1) ($)
Drake Mills	11/13/2018(2)	10,977	471,133
	8/20/2021(3)	12,377	531,221
Stephen Brolly	11/13/2018(2)	1,724	73,994
M. Lance Hall	11/13/2018(2)	3,831	164,427
	8/20/2021(3)	6,189	265,632
Jim Crotwell	11/13/2018(2)	838	35,967
	8/20/2021(3)	3,095	132,837
Preston Moore(4)	N/A	—	—

(1)	Market value is determined by multiplying the closing market price of our common stock on December 31, 2021, by the number of shares or units that have not vested.

(2)	Time-based restricted stock awards that vest annually in 20% increments with the final tranche vesting on November 13, 2023.

(3)	Time-based RSU awards that vest annually in 33.3% increments with the final tranche vesting on August 20, 2024.

(4)	Mr. Moore did not have any outstanding equity awards at December 31, 2021.

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Option Exercises and Stock Vested

The following table summarizes the stock awards that vested and stock options that were exercised during 2021 for the NEOs. There were no stock option awarded during the fiscal year ended December 31, 2021, for any of the NEOs. The amounts reflected below show the number of shares acquired at the time of exercise or vesting, as applicable. The amounts reported as value realized on vesting are shown on a before-tax basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
Drake Mills	73,096	2,657,576	5,488	254,314
Stephen Brolly	—	—	2,029	79,413
M. Lance Hall	—	—	1,915	88,741
Jim Crotwell	—	—	419	19,416
Preston Moore	—	—	—	—

(1)	This represents Mr. Mills’ net exercise of his total outstanding stock options of 170,000 shares on November 12, 2021. The Company withheld a total of 96,904 shares of common stock underlying the options for payment of the exercise price and tax withholding.

(2)	Value is determined by multiplying the closing market price of the Company’s stock on the date of exercise less the respective options strike price, by the number of shares acquired on exercise.

(3)	Value is determined by multiplying the closing market price on the date of vest by the number of shares acquired upon vesting.

2012 Stock Incentive Plan

In 2012, our Board adopted the 2012 Stock Incentive Plan, effective as of January 1, 2012. The 2012 Plan was subsequently approved by our stockholders at our 2012 annual meeting and is primarily administered by the Compensation Committee. The 2012 Stock Incentive Plan was amended and restated effective January 1, 2017.

The equity grants that may be awarded under the 2012 Plan consist of incentive stock options, non- qualified stock options, stock appreciation rights, restricted stock awards, RSUs, dividend equivalent rights, PSUs or any combination thereof. Any of our employees, officers or directors may be eligible for an award, although incentive stock options may be granted only to participants who meet the definition of “employee” within the meaning of Section 422 of the IRS Code.

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Supplemental Executive Retirement Plan and Executive Supplemental Income Agreement

The SERP is limited to eligible executive employees as determined by our Board. In 2019, the Company entered into an ESIA agreement with Mr. Hall that provides, in addition to other benefits, an in-service benefit to Mr. Hall beginning at age 60 payable for 6 years. The intent of the Company is to assist NEOs with meeting retirement needs while providing an overall total compensation and benefits package that aligns pay with performance and is competitive in the market. The terms “Cause,” “Good Reason,” “Change in Control,” “Separation from Service” and “Accrued Liability Retirement Balance” are defined in the respective employment agreements with each NEO. Messrs. Moore and Crotwell do not have either a SERP or an ESIA.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value(1) of Accumulated Benefit as of 12/31/21 ($)	Payments During Last Fiscal Year ($)
Drake Mills(2)	SERP	20	2,977,669	—
Stephen Brolly(3)	SERP	3	421,168	—
M. Lance Hall(4)	SERP	19	445,162	—
M. Lance Hall(5)	ESIA	—	34,027	—

(1)	Please see Note 14 - Employee Retirement Plan (401(k)), Other Benefit Plans in the Notes to the Consolidated Financial Statements in the 2021 Annual Report on Form 10-K for more information.

(2)	Annual installments of $264,040 in the first year after retirement, with an annual 1.5% cost of living adjustment (“COLA”) increase, paid until death.

(3)	Fifteen-year annual benefit based on 25% of base salary at the age of 65. For purposes of the present value calculation, the salary as of December 31, 2021, was used.

(4)	Annual installments of $118,939 in the first year after retirement, with an annual 1.5% COLA increase, paid until death.

(5)	Six-year installments based on 10% of salary at distribution age (60). For purposes of the present value calculation, the salary as of December 31, 2021, was used.

Mr. Mills’ SERP, the Amended and Restated Executive Salary Continuation Plan, effective May 1, 2008, provides for certain benefits in connection with his retirement or a Change in Control. Upon attainment of his retirement date, which is the earlier of the date when he attains the age of 65 or his separation from service, Mr. Mills will receive an annual benefit of $264,040 that will increase by 1.5% each year, paid in equal installments until Mr. Mills’ death. Subject to the terms of the plan, if Mr. Mills dies, his designated beneficiary will receive the Accrued Liability Retirement Balance in a lump sum. If Mr. Mills’ employment terminates voluntarily or without Cause prior to the age of 65, Mr. Mills will receive, over three annual installments, an amount equal to the balance, on the date of his termination, of the Accrued Liability Retirement Balance. In the event Mr. Mills becomes disabled prior to retirement, he will receive all of his Accrued Liability Retirement Balance in a lump sum thirty days following his disability. Upon a Change in Control, Mr. Mills will receive such benefit as if he had been continuously employed and retired at the age of 65 and payments will commence on the first day of the month following the date Mr. Mills turns 65. If Mr. Mills is terminated for Cause at any time, notwithstanding any other provision in the plan to the contrary, he will forfeit all benefits under the plan and the plan will terminate.

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Mr. Brolly’s SERP effective July 1, 2018, provides for certain salary continuation benefits. If Mr. Brolly experiences a Separation from Service after the age of 65, he will be entitled to an annual payment for 15 years equal to 25% of his base salary when he was 65 (the “Retirement Benefit”). If Mr. Brolly dies before reaching 65, he will not receive any benefit, but if he dies after attaining the age of 65, any remaining payments for the Retirement Benefit will be paid to his beneficiary. If Mr. Brolly voluntarily terminates his employment, is involuntarily terminated without Cause or for Good Reason or becomes disabled, he will receive the vested benefit of the Accrued Liability Retirement Balance as of the effective date of termination or disability in one lump sum payable within thirty days. If a Change in Control followed within two years by Mr. Brolly’s Separation from Service, Mr. Brolly will be entitled to a lump sum payment within 30 days of termination equal to the present value of the Retirement Benefit. Mr. Brolly’s interest in such payments will vest 10% for each year of service from August 17, 2018. In certain limited circumstances, Mr. Brolly may be permitted to draw on his benefit early.

Mr. Hall’s Section §409A Amended & Restated Executive Salary Continuation Agreement, effective January 1, 2004, will pay, upon Mr. Hall’s retirement on or after he attains the of age 65 (“Hall Retirement Date”), an annual benefit of $118,939 that will increase by 1.5% each year, paid in equal installments until Mr. Hall’s death. If Mr. Hall dies while actively employed by the Bank or prior to the Hall Retirement Date, his designated beneficiary will receive the Accrued Liability Retirement Balance in a lump sum. If Mr. Hall is terminated without Cause or resigns prior to the age of 65, Mr. Hall will receive, as severance compensation over 15 annual installments, an amount equal to the accrued balance with interest, on the date of his termination, of Mr. Hall’s liability reserve account. Upon a Change in Control, if Mr. Hall is terminated, except for Cause, he will receive the annual benefit as if he had retired at the age of 65.

Mr. Hall has an ESIA, effective October 29, 2019, which provides for, beginning at the age of 60 an annual amount equal to ten percent of Mr. Hall’s annualized base for the calendar year in which Mr. Hall attains the age of 60. The annual payments will begin within thirty days following Mr. Hall attaining the age of 60 and continue annually for six years. If Mr. Hall dies before 60, he will not receive any benefit, but if he dies after attaining the age of 60, any remaining payments will be paid to his beneficiary. If Mr. Hall is terminated involuntarily without Cause or experiences a Separation from Service for Good Reason or becomes disabled, he will receive 100% of the Accrued Liability Retirement Balance as of the effective date of the termination or disability. If Mr. Hall experiences a voluntary Separation from Service, he will receive the vested benefit of the Accrued Liability Retirement Balance as of the effective date of termination. Mr. Hall’s interest, prior to turning 60, shall vest based on each fully completed year of service after the effective date of the ESIA during which he is employed full-time with the sixth year of vesting being the first year in which Mr. Hall’s interest will become partially vested. If Mr. Hall experiences an involuntary Separation from Service within 24 months following a Change in Control, other than for Cause, he will be paid the present value of the benefit provided under the plan in one lump payment within thirty days following his termination. In certain limited circumstances, Mr. Hall may be permitted to draw on his benefit early.

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Life Insurance Plans

The Company has purchased bank owned life insurance (“BOLI”) on the life of certain NEOs and has entered into split dollar life insurance agreements that provide a life insurance benefit to the NEO’s designated beneficiary as described in the paragraphs below. Messrs. Crotwell and Moore do not have split dollar life insurance agreements.

Name	Agreement Effective Date	Death Benefit Payable to Beneficiary at December 31, 2021 ($)
Drake Mills	2/7/2001	218,911
Drake Mills	5/1/2008	1,415,436
Drake Mills	2/27/2020(1)	1,500,000
Stephen Brolly	7/13/2018	1,379,712
M. Lance Hall	7/23/2002	399,357
M. Lance Hall	10/29/2019	278,714

(1)	On February 27, 2020, the Bank entered into an Amended and Restated Endorsement Split Dollar Life Insurance Agreement that replaced the Endorsement Method Split Dollar Life Insurance Agreement, dated October 29, 2019. The February 27, 2020 restatement was executed to correct the death benefit to a $1,500,000 payment as approved by the Board in 2019.

Mr. Mills has (i) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective February 7, 2001, with the Bank (the “2001 Agreement”), and (ii) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective May 1, 2008, with the Bank. Under both agreements, Origin Bank has agreed to pay the premiums under life insurance policies issued with respect to Mr. Mills, and his designated beneficiaries will be entitled to 65% of the net-at-risk insurance portion of the proceeds upon his death. Under the 2001 Agreement, upon a Change of Control, if Mr. Mills is subsequently terminated without Cause, his designated beneficiaries will be entitled to the benefits under the 2001 Agreement as if he had died while employed by the Bank. On February 27, 2020, the Bank entered into an Amended and Restated Endorsement Split Dollar Life Insurance Agreement with Mr. Mills (the “2020 Agreement”) that amended and restated the Endorsement Method Split Dollar Life Insurance Agreement, dated October 29, 2019. The 2020 Agreement provides, upon Mr. Mills’ death, Mr. Mills’ beneficiary will be entitled to insurance proceeds of $1,500,000 unless (i) Mr. Mills is terminated for Cause or (ii) Mr. Mills is subject to a final removal or prohibition order issued by an appropriate federal banking agency of the Federal Deposit Insurance Act. The Bank owns the policy and will be the beneficiary of any remaining death proceeds after Mr. Mills’ interest is determined. No benefit will be paid under the 2020 Agreement if (i) Mr. Mills commits suicide or (ii) if the insurance company denies coverage in certain instances.

Mr. Brolly has an Endorsement Split Dollar Life Insurance Agreement, effective July 13, 2018, with the Bank. Under the agreement, upon Mr. Brolly’s death, his designated beneficiary will be entitled to the lesser of (i) the present value of Mr. Brolly’s SERP had he worked until the age of 65 or (ii) one hundred percent of the total death proceeds of the individual insurance policy or policies adopted by the Bank for purposes of insuring Mr. Brolly’s life minus the greater of (x) the cash surrender value or (y) the aggregate premiums paid by the Bank. If Mr. Brolly is voluntarily or involuntarily terminated including termination for Cause, he will no longer be entitled to the benefits under the agreement. Mr. Brolly will

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also no longer be entitled to the benefits under the agreement if he were subject to a final removal or prohibition order issued by a federal banking agency or his beneficiaries are denied coverage under the terms of the life insurance policies.

Mr. Hall has a Life Insurance Endorsement Method Split Dollar Plan Agreement, effective July 23, 2002, as amended, with the Bank. Under the agreement, the Bank has agreed to pay the premiums under a life insurance policy issued with respect to Mr. Hall and Mr. Hall’s designated beneficiaries will be entitled to a certain portion of the insurance proceeds upon his death. In the event of Mr. Hall’s death or disability during employment with the Bank, his designated beneficiaries will be entitled to 80% of net- at-risk insurance portion of proceeds. Upon a Change in Control, if Mr. Hall is subsequently terminated without Cause, his designated beneficiaries will be entitled to the benefits under the agreement as if he had died while employed by the Bank.

On October 29, 2019, the Company entered into a second Endorsement Split Dollar Life Insurance Agreement with Mr. Hall that provides additional key man coverage for the Company and a life insurance benefit to Mr. Hall’s designated beneficiary. Under this agreement, in the event of the death of Mr. Hall while being employed by the Bank, his designated beneficiaries will be entitled to receive the lesser of (i) the present value of the benefits Mr. Hall would have received under his ESIA or (ii) one hundred percent (100%) of the total death proceeds of the individual insurance policy or policies adopted by the Bank for purposes of insuring Mr. Hall’s life minus the greater of (x) the cash surrender value or (y) the aggregate premiums paid by the Bank. Mr. Hall’s beneficiaries will not be entitled to any payments under the Endorsement Split Dollar Life Insurance Agreement if his employment is voluntarily or involuntarily terminated or if he were subject to a final removal or prohibition order issued by a federal banking agency or his beneficiaries are denied coverage under the terms of the life insurance policies.

Employment Arrangements, Change in Control Agreements, and Potential Payments Upon Termination or Change In Control

Below are summaries of certain arrangements between the NEOs and the Company or Origin Bank. These summaries do not include all of the provisions of the employment or Change in Control agreements with each NEO, and this section is qualified in its entirety by reference to the full employment or Change in Control agreements which can be accessed through links in the exhibit index to the Company's Form 10-K for the fiscal year ended December 31, 2021. The terms "Cause," "Good Reason," "Change in Control," and "Change in Control Protection Period" are defined in the respective employment agreements with each NEO.

DRAKE MILLS

On February 27, 2020, the Company entered into a restated employment agreement with Drake Mills. The agreement provides for three-year terms that renew automatically for successive three-year terms unless either party provides at least 180 days’ notice of non-renewal.

Under his employment agreement, Mr. Mills is entitled to a base salary of $835,800, which the Board can adjust, and an annual bonus the criteria of which is determined by the Board.

In addition to a base salary and bonus, Mr. Mills is eligible to participate in the Company’s employee benefit plans in a comparable manner as other executives, to use a Company car and to receive

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reimbursement or payment of professional development dues, professional organization membership costs, country-club dues, and business-related travel expenses.

Mr. Mills’ employment agreement includes indefinite obligations of confidentiality and non- disparagement, and a prohibition, subject to certain geographic limitations, on soliciting Company customers or employees for two years after termination of his employment.

Under the restated employment agreement, upon termination of employment for any reason other than Cause, Mr. Mills will be paid a prorated bonus based on his actual performance for the year.

If Mr. Mills’ employment is terminated by the Company without Cause or by Mr. Mills for Good Reason, and such termination does not occur within a Change in Control Protection Period, then, subject to Mr. Mills entry into a valid release of claims in favor of the Company, Mr. Mills will be entitled to receive two times the sum of (i) his then-current base salary, (ii) the average short-term incentive plan bonus paid during the last three years immediately preceding termination, and (iii) the average discretionary bonus paid during the last three years immediately preceding termination to be paid in equal monthly installments over the twenty-four months following termination. The Company will also pay the cost of Mr. Mills’ premiums for continued participation in the Company medical hospitalization insurance program under COBRA for up to twenty-four months following termination, or, if doing so would cause the plans to provide discriminatory benefits, the Company will make monthly cash payments to Mr. Mills in an amount equal to the premium payments.

If Mr. Mills’ employment is terminated by the Company without Cause or by Mr. Mills for Good Reason, and such termination occurs within the Change in Control Protection Period, then, subject to a valid release of claims in favor of the Company, Mr. Mills will be entitled to the sum of (i) three times his then-current base salary, (ii) three times the average short-term incentive plan bonus paid to him in the three calendar years immediately preceding the Change in Control, and (iii) three times the average discretionary bonus paid to him in the three calendar years immediately preceding the Change in Control, with such total amount reduced pro-rata for each full month that has elapsed between the Change in Control and the termination. The amount will be paid in a lump sum within sixty days of termination subject to certain exceptions. The Company will also pay the cost of COBRA premium- payments for a maximum of eighteen months.

STEPHEN BROLLY

Mr. Brolly does not have a formal employment agreement with the Company however, he entered into a Change in Control Agreement with the Bank on April 2, 2018. The Change in Control Agreement has an initial term of three years and automatically renews for successive one-year terms unless notice is given 90 days prior to the end of a term. If Mr. Brolly is terminated in the two years after a Change in Control or the earlier of (i) the date negotiations commence leading to the consummation of a Change in Control and (ii) six months prior to the effective date of a Change in Control other than for Cause or for Good Reason, then Mr. Brolly will be entitled to severance benefits. Those severance benefits will consist of (a) a lump sum cash payment of two times Mr. Brolly’s then-current base salary, (b) a lump sum cash payment of two times the average short-term incentive plan bonus paid to him within the three calendar years (or such fewer years as he has been employed by us) immediately preceding his termination, (c) two times the average discretionary bonus paid to him within the three calendar years (or such fewer years as he has been employed by us) immediately preceding his termination,

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and (d) any equity-type award under any plan or arrangement becoming fully vested and exercisable. The Change in Control benefits will be paid no later than the thirtieth day following the later of (i) the termination of service and (ii) effective date of a Change in Control. Under the terms of the Change in Control Agreement, Mr. Brolly may not, for a period of one year following a Change in Control, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six-month period prior to termination.

Mr. Brolly will also be entitled to the benefits described above in “Supplemental Executive Retirement Plan and Executive Supplemental Income Agreement” under his Supplemental Executive Salary Retirement Agreement, including benefits upon termination in connection with a Change in Control.

M. LANCE HALL

On February 27, 2020, the Company entered into a restated employment agreement with M. Lance Hall for three-year terms that renew automatically for successive three-year terms unless either party provides at least 180 days’ notice of non-renewal.

Under the employment agreement, Mr. Hall is entitled to a base salary of $500,000, which the Board can adjust, and an annual bonus the criteria of which is determined by the Board.

Mr. Hall is also eligible to participate in the Company’s employee benefit plans in a comparable manner as other executives, to use a Company car and to receive reimbursement or payment of professional development dues, professional organization membership costs, country-club dues, and business- related travel expenses.

Under the terms of the restated employment agreement, Mr. Hall is subject to indefinite obligations of confidentiality and non-disparagement, and is prohibited, subject to certain geographic limitations, from soliciting Company customers or employees for two years after termination of employment.

Upon termination of employment for any reason other than Cause, Mr. Hall will be paid a prorated bonus based on his actual performance for the year.

If Mr. Hall’s employment is terminated by the Company without Cause or by Mr. Hall for Good Reason, and such termination does not occur within a Change in Control Protection Period, then, subject to Mr. Hall’s entry into a valid release of claims in favor of the Company, Mr. Hall will be entitled to receive two times the sum of (i) his then-current base salary, (ii) the average short-term incentive plan bonus he received in the three calendar years immediately preceding termination, to be paid in equal monthly installments over the twenty-four months following termination, and (iii) the average discretionary bonus he received in the three calendar years immediately preceding termination, to be paid in equal monthly installments over the twenty-four months following termination. The Company will also pay the cost of Mr. Hall’s premiums for continued participation in the Company medical hospitalization insurance program under COBRA for up to twenty-four months following termination, or, if doing so would cause the plans to provide discriminatory benefits, the Company will make monthly cash payments to Mr. Hall in an amount equal to the premium payments.

If Mr. Hall’s employment is terminated by the Company without Cause or by Mr. Hall for Good Reason, and such termination occurs within the Change in Control Protection Period, then, subject to a valid

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release of claims in favor of the Company, Mr. Hall will be entitled to the sum of (i) three times his then- current base salary, (ii) three times the average short-term incentive plan bonus paid to him in the three calendar years immediately preceding the Change in Control, with such total amount reduced pro-rata for each full month that has elapsed between the Change in Control and the termination, and (iii) three times the average discretionary bonus paid to him in the three calendar years immediately preceding the Change in Control, with such total amount reduced pro-rata for each full month that has elapsed between the Change in Control and the termination. The amount will be paid in a lump sum within sixty days of termination subject to certain limited exceptions. The Company will also pay the cost of COBRA premium-payments for a maximum of eighteen months.

JIM CROTWELL

Mr. Crotwell entered into a Change In Control agreement with the Company effective June 14, 2018. This agreement automatically renews for successive one-year terms unless notice is given 90 prior to the end of a term. If Mr. Crotwell is terminated in the two years after a Change in Control or the earlier of (i) the date negotiations commence leading to the consummation of a Change in Control and (ii) six months prior to the effective date of a Change in Control other than for Cause or for Good Reason, then Mr. Crotwell will be entitled to severance benefits. Those severance benefits will consist of a (a) lump sum cash payment of one time Mr. Crotwell’s then-current base salary, (b) a lump sum cash payment of one time the average short-term incentive plan bonus paid to him within the three calendar years immediately preceding his termination, and (c) any equity-type award under any plan or arrangement becoming fully vested and exercisable. The Change in Control benefits will be paid no later than the thirtieth day following the later of (i) the termination of service and (ii) effective date of a Change in Control. Under the terms of the Change in Control Agreement, Mr. Crotwell may not, for a period of one year following a Change in Control, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six month period prior to termination.

PRESTON MOORE

Mr. Moore entered into a Change in Control agreement with the Company effective March 28, 2018. Following an initial term that ended on March 27, 2021, this agreement automatically renews for successive one-year terms unless notice is given 90 days prior to the end of a term. If Mr. Moore is terminated in the two years after a Change in Control or the earlier of (i) the date negotiations commence leading to the consummation of a Change in Control and (ii) six months prior to the effective date of a Change in Control other than for Cause or for Good Reason, then Mr. Moore will be entitled to severance benefits. Those severance benefits will consist of (a) a lump sum cash payment of two times Mr. Moore’s then-current base salary, (b) a lump sum cash payment of two times the average short-term incentive plan bonus paid to him within the three calendar years immediately preceding his termination, (c) two times the average discretionary bonus paid to him within the three calendar years immediately preceding his termination, and (d) any equity-type award under any plan or arrangement becoming fully vested and exercisable. The Change in Control benefits will be paid no later than the thirtieth day following the later of (i) the termination of service and (ii) effective date of a Change in Control. Under the terms of the Change in Control Agreement, Mr. Moore may not, for a period of nine months following a Change in Control, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six-month period prior to termination.

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Potential Payments Upon Termination or Change In Control

The table below shows the estimated amounts that could have been paid to each NEO in 2021 under his respective agreement (or agreements) and any applicable benefit plans in the event each NEO was terminated in certain instances. The following information is based on the executive’s base salary compensation at December 31, 2021, and 2021 bonuses which were paid in early 2022, and assumes the triggering event occurred on December 31, 2021. Capitalized terms used in this section have the meanings ascribed to them in the respective executive’s agreements.

Drake Mills	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)		Death ($)		Disability ($)		Change-In- Control ($)		Retirement ($)
Employment Agreement	—	2,699,911	(1)	561,976	(2)	561,976	(2)	4,049,866	(3)	561,976	(2)
Benefits Payable under SERP	—	2,977,669	(4)	2,977,669	(4)	2,977,669	(4)	6,105,573	(5)	6,105,573	(5)
Accrued PTO(6)	128,617	128,617		128,617		128,617		128,617		128,617
Split Dollar Life Insurance eff. 02/07/2001(7)	—	—		218,911		—		—		—
Split Dollar Life Insurance eff. 05/01/2008(8)	—	—		1,415,436		—		—		—
Split Dollar Life Insurance eff. 10/29/2019(9)	—	—		1,500,000		—		—		—
Company Paid Life Insurance(10)	—	—		400,000		—		—		—
RSA/RSU Accelerated Vesting(11)	—	—		1,002,354		1,002,354		1,002,354		1,002,354
Continuing Medical Coverage(12)	—	16,949		—		—		12,712		—
Totals	128,617	5,823,146		8,204,963		4,670,616		11,299,122		7,798,520

(1)	Upon termination of employment without Cause or for Good Reason outside of the Change in Control Protection Period, Mr. Mills will be paid two times the sum of (i) his then current base salary, (ii) the average short-term incentive plan bonus compensation paid during the last three years preceding his date of termination and (iii) the average discretionary bonus paid during the last three years preceding his date of termination. The value reported excludes premium payments to which he would also be entitled that are included under “Continuing Medical Coverage.”

(2)	Upon termination of employment for any reason other than Cause, Mr. Mills will be paid a prorated short-term incentive plan bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year short-term incentive plan bonus amount paid to Mr. Mills for December 31, 2021.

(3)	Upon termination of employment without Cause or for Good Reason within the Change in Control Protection Period, Mr. Mills will be paid the sum of (i) three times his then current base salary, (ii) three times the average short-term incentive plan bonus paid during the last three years preceding his date of termination and (iii) three times average discretionary bonus paid during the last three years preceding his date of termination. The value reported excludes eighteen months of premium payments to which he would also be entitled.

(4)	Amounts are equal to the Accrued Liability Retirement Balance as of December 31, 2021. Under Mr. Mills’ SERP, upon termination without Cause or voluntary termination, he would receive the balance of his Accrued Liability Retirement Balance paid out in three annual installments of $992,556. Upon Mr. Mills’ death, his beneficiaries would receive a lump sum payment equal to the Accrued Liability Retirement Balance within 60 days of death. Upon disability, he would receive a lump sum payment of the Accrued Liability Retirement Balance within 30 days following disability.

(5)	Upon a Separation from Service after the age of 65 or a Change in Control, Mr. Mills will receive $264,040 in annual installments beginning on the first day of the month following Mr. Mills’ Separation from Service following the age of 65 until death. This amount is calculated using projected death at age 85 with an annual 1.5% COLA increase.

(6)	Company policy provides that, upon termination, all employees are paid for any accrued but unused paid time off (“PTO”). The PTO amount above is based on 2021 accrued and unused PTO hours as of December 31, 2021, times Mr. Mills’ hourly rate.

(7)	Split dollar life insurance dated February 7, 2001, provides for a $218,911 death benefit as of December 31, 2021, equal to 65% of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy. This benefit is retained under each circumstance listed in the table above except for termination for cause.

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(8)	Split dollar life insurance dated May, 1, 2008, provides for a $1,415,436 death benefit payment to Mr. Mills’ beneficiaries. This is the amount equal to 65% of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy. This benefit is retained under each circumstance listed in the table above except for termination for cause.

(9)	On February 27, 2020, the Bank entered into the 2020 Agreement that amended and restated the Endorsement Method Split Dollar Life Insurance Agreement, dated October 29, 2019. Prior to the amendment and restatement, the agreement provided for a formulaic death benefit in error. The 2020 agreement provided for a $1,500,000 death benefit payment as approved by the Board in 2019. This benefit is retained under each circumstance listed in the table above except for termination for cause.

(10)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $400,000.

(11)	Accelerated vesting is provided on outstanding restricted stock awards in the event of death, disability, Change in Control, or retirement. This value was determined by multiplying the current number of unvested shares times the share price of $42.92 as of December 31, 2021.

(12)	Mr. Mills’ employment agreement provides he receive or have paid on his behalf for a period of up to eighteen months following termination date without Cause or resignation for Good Reason in of the Change in Control Protection Period, all COBRA premiums for continuation of Employer’s current medical hospitalization insurance program. If Mr. Mills is terminated without Cause or resigns for Good Reason outside of the Change in Control Protection Period, he will be entitled to two years of COBRA premiums until he secures alternative health benefits from a new employer or COBRA coverage terminates.

Stephen Brolly	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)		Death ($)	Disability ($)		Change-In- Control ($)		Retirement ($)
Change in Control Agreement(1)	—	—		—	—		1,217,742	(1)	—
Benefits Payable under SERP	—	126,350	(2)	—	126,350	(2)	1,149,817	(3)	1,687,500	(4)
Accrued PTO(5)	57,098	57,098		57,098	57,098		57,098		57,098
Split Dollar Life Insurance eff. 07/13/2018(6)	—	—		1,379,712	—		—		—
Company Paid Life Insurance(7)	—	—		400,000	—		—		—
RSA Accelerated Vesting(8)	—	—		73,994	73,994		73,994		73,994
Totals	57,098	183,448		1,910,804	257,442		2,498,651		1,818,592

(1)	Mr. Brolly’s Change in Control Agreement provides that if he is terminated without Cause or for Good Reason in connection with a Change in Control, Mr. Brolly would be entitled to the sum of (i) two years of his then base salary, (ii) two times the average short-term incentive plan bonus paid to him in the last three years, and (iii) two times the average discretionary bonus paid during the last three years preceding his date of termination.

(2)	Under Mr. Brolly’s SERP, upon his voluntary Separation from Service or Involuntary Separation from Service without Cause or due to a disability, he would receive the vested Accrued Liability Retirement Balance in a lump sum. As of December 31, 2021, the Accrued Liability Retirement Balance was $421,168 and Mr. Brolly was vested in 30% of the benefit.

(3)	Upon a Change in Control, he receives the present value of his Accrued Liability Retirement Benefit in a lump sum. The value reported is based on his current salary and uses a three percent discount rate.

(4)	The total projected retirement benefit is based on his current salary with an annual benefit of $112,500 per year upon reaching normal retirement age of 65. Upon retirement, Mr. Brolly will receive annual installments beginning within thirty days of retirement and will be paid on the same date for fifteen years. The benefit provides a payout of 25% of Mr. Brolly’s base salary at retirement and was calculated using current base salary as of December 31, 2021.

(5)	Company policy provides that, upon termination, all employees are paid for any accrued but unused paid time off. The PTO amount above is based on 2021 accrued and unused PTO hours as of December 31, 2021, times Mr. Brolly’s hourly rate.

(6)	Split dollar life insurance, dated July 13, 2018, provides for a benefit equal to the lesser of (i) the present value of Mr. Brolly’s Supplemental Executive Retirement Agreement assuming he worked until the age of 65 or (ii) 100% of the total death proceeds of the individual insurance policies adopted by the Bank subject to certain adjustments. The value reported assumes he died on December 31, 2021, and is the present value death benefit payment of $1,379,712 to Mr. Brolly’s beneficiaries based on his current salary and a three percent discount.

(7)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $400,000.

(8)	Accelerated vesting is provided on outstanding restricted stock awards in the event of death, disability, Change in Control, or retirement. This value was determined by multiplying the current number of unvested shares times the share price of $42.92 as of December 31, 2021.

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M. Lance Hall	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)		Death ($)		Disability ($)		Change-In- Control ($)		Retirement ($)
Employment Agreement	—	1,523,302	(1)	268,953	(2)	268,953	(2)	2,284,953	(3)	268,953	(2)
Benefits Payable under SERP effective 01/01/2004	—	727,785	(4)	445,162	(5)	—		2,910,499	(6)	2,910,499	(6)
Executive Supplemental Income Agreement dated 10/29/2019	—	34,027	(7)	—		34,027	(7)	198,960	(8)	300,000	(9)
Accrued PTO(10)	76,942	76,942		76,942		76,942		76,942		76,942
Split Dollar Life Insurance 07/23/2002(11)	—	—		399,357		—		—		—
Split Dollar Life Insurance 10/29/2019(12)	—	—		278,714		—		—		—
Company Paid Life Insurance(13)	—	—		400,000		—		—		—
RSA/RSU Accelerated Vesting(14)	—	—		430,059		430,059		430,059		430,059
Continuing Medical Coverage(15)	—	49,150		—		—		36,862		—
Totals	76,942	2,411,206		2,299,187		809,981		5,938,275		3,986,453

(1)	Upon termination of employment without Cause or for Good Reason outside of the Change in Control Protection Period, Mr. Hall will be paid two times the sum of (i) his then current base salary, (ii) the average short-term incentive plan bonus paid during the last three years preceding his date of termination, and (iii) the average discretionary bonus paid during the last three years preceding his date of termination. The value reported assumes Mr. Hall’s 2020 employment agreement was in effect and excludes premium payments to which he would also be entitled that are included under “Continuing Medical Coverage.”

(2)	Upon termination of employment for any reason other than Cause, Mr. Hall will be paid a prorated short-term incentive plan bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year short-term incentive plan bonus amount paid to Mr. Hall for December 31, 2021.

(3)	Upon termination of employment without Cause or for Good Reason within the Change in Control Protection Period, Mr. Hall will be paid the sum of (i) three times his then current base salary, (ii) three times the average short-term incentive plan bonus paid during the last three years preceding his date of termination, and (iii) three times the average discretionary bonus paid during the last three years preceding his date of termination. The value reported assumes Mr. Hall’s 2020 employment agreement was in effect and terminated on December 31, 2021, and excludes eighteen months of premium payments to which he would also be entitled.

(4)	Represents the Accrued Liability Retirement Balance as of December 31, 2021, for Mr. Hall. If Mr. Hall is terminated without Cause or resigns prior to the age of 65, Mr. Hall will receive, as severance compensation over 15 annual installments starting on the date he turns 65, an amount equal to the accrued balance with interest, on the date of his termination, of Mr. Hall’s liability reserve account. The number reported for the payment upon termination without Cause excludes interest that would be payable when payments begin being made when Mr. Hall turns 65.

(5)	This value represents the value of the death benefit as of December 31, 2021, payable to Mr. Hall’s beneficiary in a lump sum on the 1st day of the month after death.

(6)	Mr. Hall’s SERP will pay, upon Mr. Hall’s retirement at age 65, an annual benefit of $118,939 that includes an annual 1.5% COLA increase, paid in equal installments until Mr. Hall’s death. Upon a Change in Control, if Mr. Hall is terminated, except for Cause, he will receive the annual benefit as if he had retired at the age of 65. The projected total retirement benefit of $2,910,499 assumes death at age 86 based on the MP 2015 Mortality table.

(7)	Represents 100% of the Accrued Liability Retirement Balance as of the effective date of the termination or disability of Mr. Hall, which we assumed to be December 31, 2021.

(8)	Represents the present value of the benefits provided under the ESIA as of December 31, 2021, in the event that Mr. Hall is involuntarily separated from service following a Change in Control, other than for Cause, using a three percent discount rate.

(9)	Mr. Hall has an ESIA, effective October 29, 2019, that provides for, beginning at the age of 60 and irrespective of whether Mr. Hall retires, an annual amount equal to ten percent of Mr. Hall’s annualized base salary for the calendar year in which Mr. Hall attains the age of 60. The annual payments will begin within thirty days following Mr. Hall turning 60 and continue annually for six years. For purposes of estimating the payment amount, we assumed that Mr. Hall retired and turned 60 on December 31, 2021.

(10)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2021 accrued and unused PTO hours as of December 31, 2021, times Mr. Hall’s hourly rate.

(11)	Represents 80% of the net-at-risk insurance portion of the proceeds as of December 31, 2021. The net-at-risk insurance portion is the total proceeds less the cash value of the policy, which will be paid in a lump sum upon Mr. Hall’s death.

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(12)	Under the 2019 Endorsement Split Dollar Life Insurance Agreement, in the event of the death of Mr. Hall while being employed by the Bank, his designated beneficiaries will be entitled to receive the lesser of (i) the present value of the benefit Mr. Hall would have received under his ESIA or (ii) the proceeds from his life insurance policy, excluding the greater of the cash surrender value or the aggregate premiums paid by the Bank. In the event Mr. Hall died on December 31, 2021, the Present Value is the lesser amount and was calculated using a three percent discount rate and a benefit based on his current salary as of December 31, 2021.

(13)	All active company employees are provided with life insurance providing for a death benefit of two times the annual salary up to a maximum of $400,000.

(14)	Accelerated vesting is provided on outstanding restricted stock awards in the event of death, disability, Change in Control, or retirement. This value was determined by multiplying the current number of unvested shares times the share price of $42.92 as of December 31, 2021.

(15)	Mr. Hall’s employment agreement provides he receive or have paid on his behalf for a period of up to eighteen months following his termination without Cause or resignation for Good Reason in the Change in Control Protection Period, all COBRA premiums for continuation of Employer’s current medical hospitalization insurance program. If Mr. Hall is terminated without Cause or resigns for Good Reason outside of the Change in Control Protection Period, he will be entitled to two years of COBRA premiums until he secures alternative health benefits from a new employer or COBRA coverage terminates.

Jim Crotwell	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)	Death ($)	Disability ($)	Change-In- Control ($)	Retirement ($)
Change in Control Agreement(1)	—	—	—	—	525,880	—
Company Paid Life Insurance(2)	—	—	400,000	—	—	—
RSA/RSU Accelerated Vesting(3)	—	—	168,804	168,804	168,804	168,804
Accrued PTO(4)	38,236	38,236	38,236	38,236	38,236	38,236
Totals	38,236	38,236	607,040	207,040	732,920	207,040

(1)	Mr. Crotwell’s Change in Control Agreement provides that if he is terminated without Cause or for Good Reason in connection with a Change in Control, Mr. Crotwell would be paid (i) one time the sum of his then current base salary, and (ii) a lump sum of one time the average short-term incentive plan bonus paid to him in the last three years preceding his date of termination.

(2)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $400,000.

(3)	Accelerated vesting is provided on outstanding restricted stock awards in the event of death, disability, Change in Control, or retirement. This value was determined by multiplying the current number of unvested shares times the share price of $42.92 as of December 31, 2021.

(4)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2021 accrued and unused PTO hours as of December 31, 2021, times the executive’s hourly rate.

Preston Moore	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)	Death ($)	Disability ($)	Change-In- Control ($)	Retirement ($)
Change-in-Control Agreement(1)	—	—	—	—	1,287,236	—
Company Paid Life Insurance(2)	—	—	400,000	—	—	—
Accrued PTO(3)	58,863	58,863	58,863	58,863	58,863	58,863
Totals	58,863	58,863	458,863	58,863	1,346,099	58,863

(1)	Mr. Moore’s Change in Control Agreement provides that if he is terminated without Cause or for Good Reason in connection with a Change in Control, Mr. Moore would be paid two times the sum of (i) his then current base salary, (ii) the average short-term incentive plan bonus paid to him in the last three years preceding his date of termination, and (iii) the average discretionary bonus paid during the last three years preceding his date of termination.

(2)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $400,000.

(3)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2021 accrued and unused PTO hours as of December 31, 2021, times the executive’s hourly rate.

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Chief Executive Officer Pay Ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the Principal Executive Officer (“PEO”) to the annual total compensation of its median employee, other than the principal executive officer. The purpose of the pay ratio disclosure is to provide a quantitative measure of the equitability of pay within an organization. We believe our compensation philosophy and process yield an equitable result:

Median employee total annual compensation (other than the PEO)	$70,008
Total annual compensation of Drake Mills, our PEO	$2,408,235
Ratio of PEO to median employee compensation	1:34

The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Applicable rules and guidance provide flexibility in how companies identify the median employee and other companies may use different methodologies or make different assumptions.

We took the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and PEO:

•	The median employee was identified for 2021 based on the employee population of 790 on December 31, 2021, which consisted of all full-time, part-time, temporary, and seasonal employees employed on that date.

•	To find the median of the annual total compensation of all our employees (other than our PEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for the fiscal year 2021. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2021, but who did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•	We identified our 2021 median employee using this compensation measure and methodology, which was consistently applied to all employees who were included in the calculation. In order to determine the median employee, we then reviewed the employee list based upon a ranking of the total cash compensation of all employees other than our PEO.

•	We calculated the 2021 total compensation for this employee by adding together all elements of the median employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $70,008. We then calculated the median employee’s total annual compensation figure by aggregating the value of all wages, cash incentives, equity incentives, Employee 401(k) employer contributions and any applicable perquisites earned or paid in 2021 in the same manner as we calculated the total annual compensation of our PEO for purposes of the Summary Compensation Table.

•	With respect to the annual total compensation of our PEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table.

2022 Proxy Statement	71

PROPOSAL 2: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

PROPOSAL 2: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

Proposal Snapshot

What am I voting on?

Stockholders are being asked, as required by Section 14A of the Exchange Act, to approve, on an advisory basis, the compensation of the NEOs for 2021 as described in the “Compensation Discussion and Analysis” section beginning on page 40 and the “Executive Compensation Tables” section beginning on page 57.

Voting recommendation:

FOR the advisory vote to approve executive compensation. The Compensation Committee takes its stewardship responsibility to oversee the Company’s compensation programs very seriously and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

This proposal, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement.

The compensation of our NEOs subject to the vote is disclosed in the Executive Compensation Tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on ensuring management’s interests are aligned with our stockholders’ interests to support long-term stockholder value creation. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, we ask our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation of our named executive officers as reflected in this proxy statement and as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables, narratives and all related material.”

Because your vote is advisory, it will not be binding upon the Board. However, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management and Board. Our Compensation Committee intends to consider results of this vote when evaluating our compensation policies and practices in the future.

72	2022 Proxy Statement

PROPOSAL 2: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

Advisory approval of this Proposal 2 requires that the proposal receive “For” votes from the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal 2. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION.

2022 Proxy Statement	73

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Snapshot

What am I voting on?

Stockholders are being asked to ratify the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection of the independent registered public accounting firm to our stockholders for ratification. If our stockholders should not ratify the appointment of BKD, LLP, the Audit Committee will reconsider the appointment.

Voting recommendation:

FOR the ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.

BKD, LLP has been approved by the Audit Committee of the Company to be the independent registered public accounting firm of the Company for the 2022 fiscal year and has served as the Company’s auditors since 2016. The Company has been advised by BKD, LLP that neither it nor any of its members had any financial interest, direct or indirect, in the Company nor has BKD, LLP had any connection with the Company or any of the Company’s subsidiaries in any capacity other than as an independent registered public accounting firm. Stockholder ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board is submitting the appointment of BKD, LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment, the Audit Committee will consider this information when determining whether to retain BKD, LLP for future services.

Representatives of BKD, LLP are expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

The ratification of such appointment will require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF BKD, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.

74	2022 Proxy Statement

OTHER INFORMATION

OTHER INFORMATION

Stock Ownership of Principal Stockholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of February 25, 2022, by (i) current directors and NEOs of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (iii) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

The table below calculates the percentage of beneficial ownership based on 23,748,748 shares of common stock outstanding as of February 25, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of February 25, 2022, if any. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Common Stock Shares Beneficially Owned (#)	Percent of Class (%)
5% Holders
T. Rowe Price Associates, Inc.(1)	3,197,789	13.5
BlackRock, Inc.(2)	1,672,293	7.0
American Century Investment Management, Inc.(3)	883,126	3.7
All Directors, Nominees and Named Executive Officers
Stephen Brolly(4)	14,919	*
Daniel Chu	—	*
Jim Crotwell(5)	13,788	*
James D’Agostino, Jr.(6)(7)	59,589	*
James Davison, Jr.(6)(8)	668,670	2.8
A. La’Verne Edney(6)	826	*
Meryl Farr(6)	826	*
Richard Gallot, Jr.(6)	3,773	*
Stacy Goff (6)	3,293	*
M. Lance Hall(9)	51,477	*
Michael Jones(6)	207,723	*
Gary Luffey(6)	153,159	*
Farrell Malone(6)	7,384	*
Drake Mills(10)	185,533	*
Preston Moore(11)	51,775	*
Elizabeth Solender(6)(12)	14,686	*
Steven Taylor(6)	49,398	*
All Directors Nominees and Executive Officers, as a group (17 persons)	1,486,819

* Less than 1%.

2022 Proxy Statement	75

OTHER INFORMATION

(1)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2021, based on the Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 14, 2022. According to the Schedule 13G/A, T. Rowe Price Associates, Inc. has sole voting power with respect to 985,118 shares and sole dispositive power with respect to 3,197,789 shares of the Company’s common stock. The mailing address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(2)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2021, based on the Schedule 13G/A filed by BlackRock, Inc. on February 3, 2022. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 1,626,037 shares and sole dispositive power with respect to 1,672,293 shares of the Company’s common stock. The mailing address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2021, based on the Schedule 13G/A filed by American Century Investment Management, Inc. on February 4, 2022. According to the Schedule 13G/A, American Century Investment Management, Inc. has sole voting power with respect to 865,694 shares and sole dispositive power with respect to 883,126 shares of the Company’s common stock. The mailing address for American Century Investment Management, Inc. is 4500 Main Street, 9th Floor, Kansas City, Missouri, 64111.

(4)	Includes 1,724 shares of unvested restricted stock and 2,584 shares held in the Employee 401(k) allocated to Mr. Brolly’s account.

(5)	Includes 3,000 shares held of record in an individual retirement account for his benefit, 838 shares of unvested restricted stock and 8,094 shares held in the Employee 401(k) allocated to Mr. Crotwell’s account.

(6)	Includes 826 shares of unvested restricted stock.

(7)	Includes 18,131 shares of common stock held by Houston Trust Company. Mr. D’Agostino, Jr. serves as chairman of the Board of Directors and on the Investment Committee of Houston Trust Company and has shared voting and dispositive power over the shares. Mr. D’Agostino, Jr. disclaims any beneficial ownership in the shares of common stock held by Houston Trust Company, except to the extent of his pecuniary interest in Houston Trust Company. Pursuant to SEC rules, the inclusion of these securities in this proxy statement shall not be deemed an admission of beneficial ownership of all of the reported securities by any reporting person for purposes of Section 16 or for any other purpose. Additionally, his holdings include 26,544 shares held jointly by Mr. D’Agostino, Jr. and his spouse.

(8)	Includes 14,816 shares held of record by Mr. Davison’s children.

(9)	Includes 3,831 shares of unvested restricted stock and 31,190 shares held in the Employee 401(k) allocated to Mr. Hall’s account.

(10)	Includes 3,466 shares held of record in an individual retirement account for his benefit, 10,977 shares of unvested restricted stock and 50,390 shares held in the 401(k) allocated to Mr. Mills’ account.

(11)	Includes 40,002 shares held jointly by Mr. Moore and his spouse, 10,273 shares held in the Employee 401(k) allocated to Mr. Moore’s account, and 1,500 shares held of record in an individual retirement account for Mr. Moore’s benefit.

(12)	Includes 7,000 shares held of record in an individual retirement account for Ms. Solender’s benefit.

Delinquent Section 16(a) Reports

Section 16(a) of the 1934 Act requires the Company’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of our common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC. Based solely on a review of the reports filed for the fiscal year ending December 31, 2021, and related written representations, we believe that all Section 16(a) reports were filed on a timely basis, except for a late filing of a Form 4 reporting one late transaction required to be filed by Michael Jones due to an administrative error.

76	2022 Proxy Statement

ANNUAL REPORT ON FORM 10-K

ANNUAL REPORT ON FORM 10-K

Our financial statements for the fiscal year ended December 31, 2021, are included in our Annual Report on Form 10-K, which was filed with the SEC on February 23, 2022. Our annual report and this proxy statement are posted on our website at www.origin.bank and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report and any exhibits thereto without charge by sending a written request to Investor Relations, Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270. The Annual Report on Form 10-K includes financial statements required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2021, and the report thereon of BKD, LLP, the Company’s independent registered public accounting firm. The annual report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

2022 Proxy Statement	77

HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders and cost savings for companies by reducing printing and postage costs.

This year, we expect that a number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. If you have received a notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders should contact their brokers if they currently receive multiple copies of the Notice or of printed proxy materials at their addresses and would like to request “householding” of their communications or, alternatively, if such stockholder no longer wishes to participate in “householding” who would prefer to receive separate copies.

A single Notice or, if applicable, a single set of printed proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the Company from the affected stockholders. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of printed proxy materials, please direct your written request to Corporate Secretary, at 500 South Service Road East, Ruston, Louisiana 71270, or contact the Company at (318) 255-2222.

ORIGIN BANCORP, INC.

Jim Crotwell
Corporate Secretary
Ruston, Louisiana
March 15, 2022

78	2022 Proxy Statement

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3. 1.Election of directors: FORAGAINSTABSTAINFORAGAINSTABSTAIN 01Daniel Chu■■■08Michael Jones■■■ 02James D’Agostino, Jr.■■■09Gary Luffey■■■ 03James Davison, Jr.■■■10Farrell Malone■■■ Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include the title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy Card. Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: ■ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 04A. La’Verne Edney■■■11Drake Mills■■■ 05Meryl Farr■■■12Elizabeth Solender■■■ 06Richard Gallot, Jr.■■■13Steven Taylor■■■ 07Stacey Goff■■■ 2.Approve, on a non-binding advisory basis, the compensation of our named executive officers(“NEOs”) for 2021 (the “Say-on-Pay Proposal”).■For■Against■Abstain 3.Ratify the appointment of BKD, LLP as the Company’s independent registered public accountingfirm for the fiscal year ending December 31, 2022.■For■Against■Abstain THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NODIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY CARD IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. The undersigned hereby acknowledges receipt of a copy of the accompanying Annual Report and Proxy Statement and hereby revokes any proxy or proxies heretofore given. Please complete, date and sign as your account name appears on this Proxy Card and return this Proxy Card in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each stockholder named should sign this Proxy Card. Date

ORIGIN BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 27, 2022 12:00 p.m. Central Time To register for the virtual meeting, please follow the instructions below: •Visit register.proxypush.com/obnk on your smartphone, tablet or computer. You will need the latest versions of Chrome,Safari, Internet Explorer, Edge or Firefox. Please ensure your browser is compatible. •As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner ofthis proxy card. After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting an email will be sent to the email address you provided during registration with a unique link to the virtual meeting. Origin Bancorp, Inc. 500 South Service Road East Ruston, Louisiana 71270proxy This Proxy is solicited on behalf of the Board of Directors of Origin Bancorp, Inc. (the “Company”). The undersigned stockholder of the Company hereby appoints Drake Mills and James D’Agostino, Jr., and each of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes each such Proxy to represent and to vote, as designated using one of the options below, all the shares of common stock, par value $5.00 per share, of the Company which the undersigned would be entitled to vote if present at the Annual Meeting of stockholders to be held on Wednesday, April 27, 2022 at 12:00 p.m., Central Time (the “Meeting”), or any adjournment(s) or postponement(s) thereof, and at his discretion, each Proxy is authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named Proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card. :(* INTERNET/MOBILEPHONEMAIL www.proxypush.com/obnk1-866-883-3382Complete, sign and date your Use the Internet to vote your proxyUse a touch-tone telephone toproxy card and return it in the up until the time of the meeting.vote your proxy up until thepre-addressed postage-paid Scan code on front for mobile voting. time of the meeting.envelope provided. The Company must receive your proxy via mail no later than April 26, 2022. For shares of common stock held under the Employee Retirement Plan, you must vote your proxy no later than 10:59 p.m. (CT) on April 24, 2022. If you vote your proxy by Internet or by telephone and received a paper proxy card, you do NOT need to mail back your Proxy Card.